                           SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF
                                     1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                          [_CONFIDENTIAL,]FOR USE OF THE
[_]Preliminary Proxy Statement              COMMISSION ONLY (AS PERMITTED BY
                                            RULE 14A-6(E)(2))

[X]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                               Gensia Sicor Inc.
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


                                      N/A
             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required

[_]$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
   Item 22(a)(2) of Schedule 14A.

[_]$500 per each party to the controversy pursuant to Exchange Act Rule 14a-
   6(i)(3).

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

Notes:

                                   19 Hughes
                           Irvine, California 92618
                                (949) 455-4700

                                 May 11, 1998

Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders which will be held on June 15, 1998, at 1:30 p.m., at the principal executive offices of Gensia Sicor Inc., located at 19 Hughes, Irvine, California.

  The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

  After reading the Proxy Statement, please mark, date, sign and return, at an early date, the enclosed proxy in the prepaid envelope to ensure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

  A copy of the Company's Annual Report to Stockholders is also enclosed.

  The Board of Directors and Management look forward to seeing you at the meeting.

                                          Sincerely yours,

                                          Donald E. Panoz
                                          Chairman and Chief Executive Officer

                               GENSIA SICOR INC.

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JUNE 15, 1998

                               ----------------

  The Annual Meeting of Stockholders of Gensia Sicor Inc. (the "Company") will be held at the Company's principal executive offices, located at 19 Hughes, Irvine, California, on June 15, 1998, at 1:30 p.m., for the following purposes:

  1. To elect four Class III directors.

  2. To consider and vote upon a proposal to amend and restate the Company's Employee Stock Purchase Plan.

  3. To consider and vote upon a proposal to amend and restate the Company's 1997 Long-Term Incentive Plan.

  4. To ratify the selection of Ernst & Young LLP as the Company's independent auditors.

  5. To transact such other business as may properly come before the Annual Meeting and any adjournment of the Annual Meeting.

  The Board of Directors has fixed the close of business on May 7, 1998, as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment of the Annual Meeting. A complete list of stockholders entitled to vote will be available at the Secretary's office, 19 Hughes, Irvine, California, for ten days before the Annual Meeting.

  WHETHER YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OR NOT, WE URGE YOU TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY.

                                          By order of the Board of Directors.

                                          Wesley N. Fach
                                          Secretary

May 11, 1998

                               GENSIA SICOR INC.

                               ----------------

                                PROXY STATEMENT

                               ----------------

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Gensia Sicor Inc., a Delaware corporation ("Gensia Sicor" or the "Company"), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders to be held at the Company's principal executive offices, located at 19 Hughes, Irvine, California, on June 15, 1998, and any adjournment of the Annual Meeting (the "Annual Meeting"). The shares represented by the proxies received in response to this solicitation and not revoked will be voted at the Annual Meeting. A proxy may be revoked at any time before it is exercised by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting. On the matters coming before the Annual Meeting for which a choice has been specified by a stockholder by means of the ballot on the proxy, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR the election of the four nominees for Class III director listed in this Proxy Statement and FOR approval of proposals 2, 3 and 4 described in the Notice of Annual Meeting and in this Proxy Statement.

  Stockholders of record at the close of business on May 7, 1998 are entitled to notice of and to vote at the Annual Meeting. As of April 22, 1998 the Company had 79,411,797 shares of Common Stock outstanding and entitled to vote. Each holder of Common Stock is entitled to one vote for each share held as of the record date.

  Directors are elected by a plurality vote. The other matters submitted for stockholder approval at the Annual Meeting will be decided by the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on each such matter. Abstentions with respect to any matter are treated as shares present or represented and entitled to vote on that matter and thus have the same effect as negative votes. If shares are not voted by the broker who is the record holder of the shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained.

  The expense of printing and mailing proxy materials will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers and other employees of the Company by personal interview, telephone or telegraph. No additional compensation will be paid to such persons for such solicitation. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the Company's Common Stock. Employees of Georgeson & Co., Inc. will also solicit proxies at an anticipated fee of approximately $7,500 plus reasonable out-of-pocket expenses.

  This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about May 11, 1998.

                                   IMPORTANT

 WHETHER YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OR NOT, WE URGE YOU TO MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE. THIS WILL NOT LIMIT YOUR RIGHTS TO ATTEND OR VOTE AT THE ANNUAL MEETING.

                               CHANGE OF CONTROL

  On February 28, 1997, pursuant to a Stock Exchange Agreement, dated as of November 12, 1996, as amended on December 16, 1996 (the "Stock Exchange Agreement"), between the Company and Rakepoll Finance N.V., a corporation organized under the laws of the Netherlands Antilles ("Rakepoll Finance"), Gensia Sicor acquired all of the outstanding shares of capital stock of Rakepoll Holding B.V., a corporation organized under the laws of the Netherlands ("Rakepoll Holding") and (prior to such acquisition) a wholly owned subsidiary of Rakepoll Finance, in exchange for 29,500,000 shares of common stock, $.01 par value ("Common Stock") of the Company and $100,000 in cash (the "Stock Exchange"). In connection with the Stock Exchange Agreement, Gensia Sicor and Rakepoll Finance entered into a shareholder's agreement (as amended, the "Shareholder's Agreement"), concerning the governance of the Company and certain other matters concerning the acquisition and disposition of Gensia Sicor securities by Rakepoll Finance and its affiliates. As of April 22, 1998, Rakepoll Finance beneficially owned approximately 37.1% of the outstanding shares of Common Stock of the Company. Carlo Salvi, Executive Vice President and a director of the Company, is the controlling beneficial owner of Rakepoll Finance. See "Stock Ownership of Management and Certain Beneficial Owners."

                             ELECTION OF DIRECTORS

  The Company has three classes of directors serving staggered three-year terms. Class I and Class II each consist of three directors and Class III consists of four directors. Currently one Class I director's seat, one Class II director's seat and one Class III director's seat are vacant. Four Class III directors are to be elected at the Annual Meeting for a term of three years expiring at the Annual Meeting in 2001 or until each such director's successor shall have been elected and qualified. The other directors of the Company will continue in office for their existing terms, which expire in 1999 and 2000 for Class I and Class II directors, respectively.

COMPOSITION OF BOARD OF DIRECTORS

  The Shareholder's Agreement specifies that the Company shall use its best efforts to cause the Board of Directors to consist of (i) two directors who are executive officers of Gensia Sicor and not affiliated with Rakepoll Finance ("Management Directors"), (ii) three directors designated by Rakepoll Finance ("Investor Directors") and (iii) five independent directors to be designated jointly by the Management Directors and the Investor Directors (the "Independent Directors"). With the resignation of Patrick D. Walsh from the Board of Directors in March 1998, David F. Hale is the sole current Management Director. However, since Mr. Hale is no longer an executive officer of Gensia Sicor, he has been nominated as a Class III director for re-election at the Annual Meeting in the capacity of an Independent Director. Frank C. Becker and John W. Sayward, nominated as Class III directors for election at the Annual Meeting, would be Investor and Management Directors, respectively. Carlo Salvi and Michael D. Cannon are the current Investor Directors; and Donald E. Panoz, James C. Blair (who is not running for re-election as a Class III director), Herbert J. Conrad (nominated as a Class III director for re-election) and Carlos A. Ferrer are the current Independent Directors. Currently, one Investor Director's seat, one Independent Director's seat, and one Management Director's seat are vacant.

  During the term of the Shareholder's Agreement, the number of Investor Directors that Rakepoll Finance is entitled to designate will vary according to its ownership interest in Gensia Sicor as a percentage of the number of shares of Gensia Sicor Common Stock controlled directly or indirectly by Rakepoll Finance and its affiliates immediately following the Stock Exchange (its "Initial Interest"). See "Stock Ownership of Management and Certain Beneficial Owners." If Rakepoll Finance's ownership interest in Gensia Sicor is (i) 50% or above its Initial Interest, Rakepoll Finance shall have the right to designate for nomination and approval three Investor Directors; the Management Directors shall have the right to designate for nomination and approval two Management Directors; and the five Independent Directors shall be designated for nomination and approval jointly by the Management Directors and the Investor Directors; (ii) 25% or above but less than 50% of its Initial Interest, Rakepoll Finance shall have the right to designate for nomination and approval two Investor Directors;

and there shall be four Independent Directors who shall be designated for nomination and approval jointly by the Management Directors and the Investor Directors; (iii) 10% or above but less than 25% of its Initial Interest, Rakepoll Finance shall have the right to designate for nomination and approval one Investor Director; and there shall be three Independent Directors who shall be designated for nomination and approval jointly by the Management Directors and the Investor Directors. Once Rakepoll Finance's interest has fallen below 10% of its Initial Interest, Rakepoll Finance shall have no further right to designate any Investor Directors or Independent Directors and the Management Directors shall have no right to designate any Management Directors or Independent Directors.

  Mr. Ferrer was elected as a Class II director pursuant to a securities purchase agreement (the "Purchase Agreement") dated May 2, 1997 between the Company and Health Care Capital Partners, L.P. ("HCCP"). The Purchase Agreement requires the Company to have a designee of HCCP as a member of the Company's board of directors or nominate a designee of HCCP for election to the Company's board of directors so long as HCCP, or its related entities own at least 50% of the convertible notes it purchased under the Purchase Agreement or the Preferred Stock issuable upon conversion of such notes.

  In accordance with the directions received from Rakepoll Finance, the Management Directors and the Investor Directors pursuant to the Shareholder's Agreement, the Nominating Committee has nominated Messrs. Conrad and Hale, currently members of the Board of Directors of the Company, and Frank C. Becker and John W. Sayward as Class III directors. In the event any of such nominees becomes unable or unwilling to accept nomination or election, the shares represented by the enclosed proxy will be voted for the election of the balance of those named and such other person or persons as the Board of Directors may select in accordance with the terms of the Shareholder's Agreement. The Board of Directors has no reason to believe that any such nominee will be unable or unwilling to serve.

  UNLESS AUTHORITY TO VOTE FOR DIRECTORS IS WITHHELD, IT IS INTENDED THAT THE SHARES REPRESENTED BY THE ENCLOSED PROXY WILL BE VOTED FOR THE ELECTION OF MESSRS. BECKER, CONRAD, HALE AND SAYWARD AS CLASS III DIRECTORS.

  Set forth below is information regarding the nominees for Class III director and the continuing directors of Class II and Class I, including information furnished by them as to their principal occupations at present and for the past five years, certain directorships held by each, their ages as of April 30, 1998, and the year in which each became a director of the Company.

NAME                                                                        AGE
----                                                                        ---
CLASS III

Frank C. Becker............................................................. 62

  Mr. Becker retired as Vice President, Chemical Research and Development for Abbott Laboratories, a healthcare products and services company, in April 1997. Mr. Becker joined Abbott Laboratories in 1959.

Herbert J. Conrad........................................................... 65

  Mr. Conrad has been a director of the Company since September 1993. From April 1988 to August 1993, Mr. Conrad was President of the Pharmaceuticals Division, and Senior Vice President, of Hoffmann-La Roche Inc. Mr. Conrad was a member of the Board of Directors of Hoffmann-La Roche and a member of its Executive Committee from December 1981 through August 1993. Mr. Conrad joined Hoffmann-La Roche in 1960 and held various positions over the years including Senior Vice President of the Pharmaceuticals Division, Chairman of the Board of Medi-Physics, Inc. and Vice President, Public Affairs and Planning Division. Mr. Conrad is also a director of Biotechnology General Corp., Urocor, Inc., Genvec, Inc. and Dura Pharmaceuticals, Inc. ("Dura").

NAME                                                                         AGE
----                                                                         ---
David F. Hale................................................................ 49

  Mr. Hale is President and Chief Executive Officer of Women First HealthCare, Inc. Mr. Hale also serves as Chairman of LMA North America, Inc. Mr. Hale served as President and Chief Executive Officer of the Company from June 1987 to November 1997, and was Chairman of its Board of Directors from May 1991 to February 1997. Prior to joining Gensia Sicor, Mr. Hale was President and Chief Executive Officer of Hybritech Incorporated, a biotechnology company which was acquired by Eli Lilly & Company in 1986. Mr. Hale joined Hybritech in 1982 as Senior Vice President of Marketing and Business Development, became Executive Vice President and Chief Operating Officer later that year, President in 1983 and Chief Executive Officer in 1986. Before joining Hybritech, Mr. Hale was Vice President and General Manager of BBL Microbiology Systems, a division of Becton, Dickinson and Company. Earlier in his career, he held several positions at Ortho Pharmaceutical Corporation, a division of Johnson & Johnson, including Director of the Ortho Dermatological Division and Director of Product Management. Mr. Hale serves on the board of Dura and several private biomedical companies.

John W. Sayward.............................................................. 46

  Mr. Sayward joined Gensia Sicor in 1992 and was named Vice President, Finance, Chief Financial Officer and Treasurer in February 1997. Prior to that he was Division Vice President, Finance, Corporate Controller of Gensia Sicor and Chief Financial Officer of its wholly-owned subsidiary Gensia Sicor Pharmaceuticals, Inc. From 1975 to 1992, Mr. Sayward was employed in a wide variety of financial and accounting positions at Baxter Healthcare Corporation, serving as Vice President of Finance and Business Development, I.V. Systems Division from 1988 to 1992. From 1986 to 1988 he was Vice President and Controller, Dade Diagnostics Division of Baxter. Mr. Sayward served in a number of financial management positions at Baxter and American Hospital Supply from 1975 to 1986.

CLASS II

Carlos A. Ferrer............................................................. 44

  Mr. Ferrer has been a director of the Company since May 1997. He has been a member of Ferrer Freeman Thompson & Co. LLC ("FFT"), the general partner of Health Care Capital Partners, a private investment fund, since July 1995. From July 1978 until July 1995, Mr. Ferrer was employed by CS First Boston Corporation, most recently as Managing Director and Head of Global Health Care Investment Banking. Mr. Ferrer is a director of Somatogen, Inc. and AmeriGroup, Inc.

Carlo Salvi ................................................................. 61

  Mr. Salvi has been Executive Vice President of the Company since November 1997, and a director of the Company and Chairman of the Company's Executive Operating Committee since February 1997. Additionally, since February 1997 Mr. Salvi has served as a Chairman of the Board of Directors of SICOR-Societa Italiana Corticosteroidi S.p.A. ("Sicor") of Milan, Italy. Sicor is a wholly owned subsidiary of Rakepoll Holding, which is owned by Gensia Sicor. From September 1995 to February 1997 he was a consultant to Alco Chemicals Ltd., Swiss Branch ("Alco") in Lugano, Switzerland, which acts as an agent and distributor of certain Sicor products. From 1986 to September 1995, he was General Manager of Alco.

NAME                                                                        AGE
----                                                                        ---

CLASS I

Donald E. Panoz............................................................. 63

  Mr. Panoz has been Chairman of the Board of Directors of the Company since February 1997, and Chief Executive Officer since November 1997. Mr. Panoz was a founder and principal shareholder of Elan Corporation, plc ("Elan") and was Chairman of the Board from 1970 to December 1996. Until January 1995, he held the position of Chief Executive Officer of Elan. Mr. Panoz was a founder of Mylan Laboratories and served as its President from 1960 to 1969. Mr. Panoz is executive chairman of Fountainhead Holdings Ltd. (an investment holding company) and of Fountainhead Development Corp., Inc., its principal U.S. operating subsidiary. He also serves as non-executive chairman of Warner Chilcott, plc (formerly Nale Laboratories, plc). Mr. Panoz continues to serve on the board of Elan.

Michael D. Cannon........................................................... 53

  Mr. Cannon has been a director and Executive Vice President of the Company since February 1997. Mr. Cannon has been employed by Sicor since its founding in 1983 and has served as a member of the Board of Directors of Sicor since 1994. From 1986 to 1997 he was Director of Business Development of Alco. Mr. Cannon worked in a variety of technical positions at SIRS S.p.A., a manufacturer of bulk corticosteroids in Milan, Italy from 1970 to 1982.

  The Board of Directors held 17 meetings during 1997. All directors then in office attended at least 75% of the aggregate number of meetings of the Board and of the Committees on which such directors serve (except for James Blair who is not standing for re-election).

  The Board of Directors has appointed a Stock Option Committee, a Compensation Committee, an Audit Committee, an Executive Committee and a Nominating Committee. In addition, in connection with the Company's divestiture of a majority interest in its Gensia Automedics, Inc. subsidiary, the Board of Directors appointed an ad hoc Automedics Special Committee consisting of Michael Cannon and Carlos Ferrer.

  The current members of the Stock Option Committee are James Blair and Herbert Conrad. The Stock Option Committee held four meetings during 1997. The Stock Option Committee's function is to administer the Gensia Sicor Inc. Amended and Restated 1990 Stock Plan (the "1990 Stock Plan") and the Gensia Sicor Inc. 1997 Long-Term Incentive Plan (the "1997 Stock Plan"). See "Report to Stockholders on Executive Compensation."

  The current members of the Compensation Committee are James Blair, Herbert Conrad and Carlo Salvi. The Compensation Committee held two meetings during 1997. The Compensation Committee's functions are to determine and supervise compensation to be paid to officers and directors of the Company. See "Report to Stockholders on Executive Compensation."

  The current members of the Audit Committee are Michael Cannon, Herbert Conrad and Carlos Ferrer. The Audit Committee held three meetings during 1997. The Audit Committee's functions are to monitor the effectiveness of the audit effort, to supervise the Company's financial and accounting organization and financial reporting and to select a firm of certified public accountants whose duty it is to audit the books and accounts of the Company for the fiscal year for which they are appointed.

  The current members of the Executive Committee are Carlos Ferrer, Donald Panoz and Carlo Salvi. The Executive Committee held no meetings during 1997. The Executive Committee has been delegated the right to exercise all the power and authority of the Board of Directors to the extent permitted by Delaware law and the Company's Charter. Pursuant to the Purchase Agreement, for so long as HCCP or its related entities own at least 50% of the convertible notes it purchased under the Purchase Agreement or the Preferred Stock issuable upon conversion of such notes, a designee of HCCP is entitled to be a member of the Executive Committee and, if requested by HCCP, such designee is entitled to be considered for membership on other committees of the Board of Directors.

  The members of the Nominating Committee are Carlo Salvi and David Hale. The Nominating Committee held no meetings during 1997. The Nominating Committee's function is to select and nominate individuals to fill vacancies in the Company's Board of Directors. The Nominating Committee will not consider nominees recommended by security holders.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE CLASS III DIRECTOR NOMINEES
                                 LISTED ABOVE.

          STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

  The following table sets forth information as of April 22, 1998 as to shares of Common Stock beneficially owned by (i) each director and nominee for director, (ii) the current officers of the Company named in the Summary Compensation Table set forth herein, (iii) the directors and executive officers of the Company as a group and (iv) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock of the Company. Except as otherwise indicated and subject to applicable community property laws, each person has sole investment and voting power with respect to the shares shown. Ownership information is based upon information furnished by the respective individuals or entities, as the case may be.

                                                      BENEFICIAL OWNERSHIP
                                                        OF COMMON STOCK
                                                     --------------------------
                                                     NUMBER OF        PERCENT
                                                     SHARES(1)      OF CLASS(2)
                                                     ----------     -----------
Rakepoll Finance N.V................................ 29,500,000        37.1%
 Caracas baaiweg 201 P.O. Box 6085
 Curacao, Netherlands Antilles
Health Care Capital Partners, L.P...................  6,613,756(3)      7.7%
 The Mill
 10 Glenville Street
 Greenwich, CT 06831
Frank C. Becker.....................................      2,000           *
James C. Blair......................................     81,787(4)        *
Michael D. Cannon...................................        -- (5)        *
Herbert J. Conrad...................................     36,853(6)        *
Carlos A. Ferrer....................................  6,620,160(7)      7.7%
David F. Hale.......................................  1,050,935(8)      1.3%
Donald E. Panoz.....................................    548,832(9)        *
Carlo Salvi......................................... 30,580,472(10)    38.5%
John W. Sayward.....................................     68,903(11)       *
Paul K. Laikind.....................................    208,201(12)       *
Gene F. Tutwiler....................................     59,743(13)       *
All directors and executive officers as a group (13
 persons)........................................... 39,377,127(14)    45.8%

--------
* Less than one percent

 (1) To the Company's knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

 (2) For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, shares which such person or group has the right to acquire within 60 days after such date are deemed to be outstanding, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person.

 (3) Represents shares which may be acquired within 60 days of April 22, 1998 pursuant to the conversion of convertible notes and exercise of warrants owned by HCCP and its affiliates.

 (4) Includes 26,920 shares which Dr. Blair has the right to acquire within 60 days of April 22, 1998 pursuant to the exercise of options and warrants. Dr. Blair is a General Partner of One Palmer Square Associates, L.P., the general partner of Domain Partners, L.P. Includes 25,243 shares which Domain Partners III, L.P. has the right to acquire within 60 days of April 22, 1998. Dr. Blair is a General Partner of One Palmer Square Associates III, L.P., the general partner of Domain Partners III, L.P. Dr. Blair has an indirect beneficial interest in these shares. Also includes 1,509 shares beneficially owned by Domain Associates Profit Sharing Plan and 4,125 shares which Domain Associates has the right to acquire within 60 days of April 22, 1998 pursuant to the exercise of warrants. Dr. Blair is a General Partner of Domain Associates.

 (5) Excludes options to purchase 125,000 shares granted to Mr. Cannon on April 24, 1998.

 (6) Includes 38,170 shares which Mr. Conrad has the right to acquire within 60 days of April 22, 1998 pursuant to the exercise of options.

 (7) Includes 6,613,756 shares which may be acquired within 60 days of April 22, 1998 pursuant to the conversion of convertible notes and exercise of warrants owned by HCCP and its affiliates. Mr. Ferrer is a member of FFT, the General Partner of HCCP. Mr. Ferrer disclaims beneficial ownership of the notes and warrants held by HCCP. Also includes 6,404 shares which Mr. Ferrer has the right to acquire within 60 days of April 22, 1998 pursuant to the exercise of options.

 (8) Includes (i) 347,500 shares held by a trust as to which Mr. Hale has shared voting and investment power and (ii) 54,000 shares held by Mr. Hale as custodian for his minor children as to which Mr. Hale has sole voting and investment power.

 (9) Includes (i) 200,000 shares Mr. Panoz has the right to acquire within 60 days of April 22, 1998 pursuant to the exercise of vested options, (ii) 300,000 shares which Mr. Panoz may have the right to acquire within 60 days of April 22, 1998 pursuant to the exercise of options that vest upon the attainment of certain corporate objectives and (iii) 25,000 shares which Mr. Panoz has the right to acquire within 60 days of April 22, 1998 pursuant to the exercise of warrants.

(10) Includes 29,500,000 shares owned by Rakepoll Finance, a majority-owned direct subsidiary of Korbona Industries Ltd., which is wholly owned by Mr. Salvi. Also includes (i) 440,000 shares owned by Nora Real Estate a.A. and 50,000 shares owned by Alco, both of which are wholly owned by Mr. Salvi and (ii) 50,000 shares which Mr. Salvi has the right to acquire within 60 days of April 22, 1998 pursuant to the exercise of warrants. Excludes options to purchase 150,000 shares granted to Mr. Salvi on April 24, 1998.

(11) Includes 49,237 shares which Mr. Sayward has the right to acquire within 60 days of April 22, 1998.

(12) Includes 78,559 shares which Dr. Laikind has the right to acquire within 60 days of April 22, 1998 pursuant to the exercise of options.

(13) Includes 43,559 shares which Dr. Tutwiler has the right to acquire within 60 days of April 22, 1998 pursuant to the exercise of options.

(14) Includes 8,062,759 shares which may be acquired within 60 days of April 22, 1998 pursuant to the exercise of options and warrants. Also includes 389,500 shares held by trusts for the benefit of family members of directors and officers as to which such directors and officers have voting and investment power.

               COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

  Information is set forth below concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 1995, 1996 and 1997, of (i) those persons who were at December 31, 1997 (a) the Chief Executive Officer and (b) the other four most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 (the "Named Executive Officers") and (ii) the Company's former Chief Executive Officer, David F. Hale, who resigned effective November 14, 1997.

                          SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                                         COMPENSATION
                                                                     -------------------------
                                      ANNUAL COMPENSATION                   AWARDS
                               ------------------------------------- -------------------------
                                                          OTHER      RESTRICTED     SECURITIES ALL OTHER
        NAME AND                                         ANNUAL        STOCK        UNDERLYING  COMPEN-
   PRINCIPAL POSITION     YEAR SALARY($)    BONUS($) COMPENSATION($) AWARDS($)      OPTIONS(#) SATION($)
   ------------------     ---- ---------    -------- --------------- ----------     ---------- ---------
Donald E. Panoz.........  1997 $ 31,252(1)      --      $157,527           --        500,000        --
 President and Chief Ex-
  ecutive Officer
Patrick D. Walsh........  1997 $255,000     $56,875     $ 14,500           --        100,000        --
 Former President and
  Chief                   1996 $208,000         --      $ 60,100(2)  $  36,800(3)        --    $  2,800(4)
 Operating Officer of
  Gensia Sicor            1995 $185,000     $35,800     $ 53,500(2)  $  59,850(5)     25,000   $  1,500(4)
 Pharmaceuticals, Inc.
Gene F. Tutwiler, Ph.D..  1997 $200,000         --      $ 31,940(6)  $  42,677(7)     10,000   $  3,150(8)
 Executive Vice Presi-
  dent,                   1996 $ 95,700(9)  $40,000     $ 99,020(6)  $  97,551(10)    40,000   $  2,900(8)
 Research and Develop-
  ment
Paul K. Laikind, Ph.D...  1997 $172,500         --      $  3,000     $  38,102(7)     10,000   $  3,650(11)
 Vice President           1996 $160,000         --      $  3,000        22,867(3)        --    $  3,500(11)
                          1995 $145,000     $25,800     $  3,000     $  59,850(5)     15,000   $  3,400(11)
Michael D. Cannon.......  1997 $226,150(9)      --           --      $  66,263(7)        --    $  3,240(12)
 Executive Vice Presi-
  dent
David F. Hale...........  1997 $450,000         --           --      1,255,596(13)   200,000   $143,580(14)
 Former President, Chief  1996 $450,000         --           --         75,028(3)        --    $ 20,300(14)
 Executive Officer and    1995 $450,000     $50,800          --      $ 149,625(5)     75,000   $ 19,200(14)
 Chairman of the Board

--------
 (1) Mr. Panoz became Chief Executive Officer of the Company in November 1997 and his salary reflects a partial year of employment.
 (2) Represents $53,500 and $60,100, the respective amounts paid by the Company to Mr. Walsh for expenses in connection with his relocation to Irvine in 1995 and 1996, and includes payments to Mr. Walsh for taxes he incurred on certain relocation expenses. The respective amounts of relocation reimbursement and tax reimbursement for 1995 are $32,500 and $21,000, and for 1996 are $40,100 and $20,000.
 (3) Represents the aggregate of the fair market value of the shares of restricted stock as of the date of grant ($4.00 per share) less the aggregate consideration paid therefor ($.01 per share). All shares have vested.
 (4) Represents $1,000 and $2,000 paid by the Company for long-term disability insurance premiums for Mr. Walsh in 1995 and 1996 and $500 and $800, the respective amounts paid by the Company for certain life insurance premiums for Mr. Walsh in 1995 and 1996.
 (5) Represents the aggregate of the fair market value of the shares of restricted stock as of the date of grant ($4.00 per share) less the aggregate consideration paid therefor ($.01 per share). In December 1995, the Company's Board of Directors determined that in order to encourage its employees, including officers, to continue to play a key role in building long-term value at the Company, it should provide such employees with a restricted stock award as an incentive to stay at the Company and assist in creating this value. The Board of Directors then authorized certain employees, including officers, the opportunity to exchange certain of their outstanding stock options for restricted stock awards.
     In addition, each such employee who
     elected to exchange his or her options was granted additional restricted stock awards for a number of shares equal to two times the number of shares which had been exchanged. Accordingly, Dr. Laikind and Messrs. Hale and Walsh each had the right to purchase restricted shares of Common Stock of the Company for a nominal cash purchase price equal to the par value of the stock ($.01 per share) in exchange for certain options held by each. All shares have vested.
 (6) Represents $64,000 and $31,950, the respective amounts paid by the Company to Dr. Tutwiler for expenses in connection with his relocation to San Diego in 1996 and 1997, and $35,100 and $11,321 in taxes he incurred on certain relocation expenses in 1996 and 1997.
 (7) Represents the aggregate of the fair market value of the shares of restricted stock as of the date of grant ($5.75 per share) less the aggregate consideration paid therefor ($.01 per share). All shares have vested.
 (8) Represents $1,400, the amount paid by the Company for long-term disability insurance premiums for Dr. Tutwiler in 1996, and $1,500 and $3,150, the respective amounts paid by the Company for certain life insurance premiums for Dr. Tutwiler in 1996 and 1997.
 (9) Dr. Tutwiler joined the Company in June 1996 and his salary for 1996 reflects a partial year of employment. Mr. Cannon joined the Company in February 1997 and his salary reflects a partial year of employment.
(10) Represents the aggregate of the fair market value of the shares of restricted stock as of the date of grant ($5.063 and $4.00 per share, respectively) less the aggregate consideration paid therefor ($.01 per share). On June 25, 1996, the Company's Board of Directors authorized an award of 15,000 shares of restricted stock to Dr. Tutwiler. The restricted shares vested in full on February 28, 1997 due to a change in control of the Company. An additional 6,806 shares were granted to Dr. Tutwiler as a bonus for his 1996 performance. All of these shares have vested.
(11) Represents $2,600, $2,700 and $2,700, the respective amounts paid by the Company for long-term disability insurance premiums for Dr. Laikind in 1995, 1996 and 1997, and $800, $900 and $950, the respective amounts paid by the Company for certain life insurance premiums for Dr. Laikind in 1995, 1996 and 1997.
(12) Represents $3,240, the amount paid by the Company for life insurance premiums for Mr. Cannon in 1997.
(13) Represents the aggregate of the fair market value of the shares of restricted stock as of the date of grant ($5.75, $5.813 and $6.3125 per share, respectively) less the aggregate consideration paid therefor ($.01 per share). Mr. Hale received a grant of 17,805 shares as a bonus for his 1997 performance and grants of 169,588 shares and 14,573 shares as severance payments. All shares have vested.
(14) Represents $14,700, $15,800 and $15,970, the respective amounts paid by the Company for long-term disability insurance premiums for Mr. Hale in 1995, 1996, and 1997, and $4,500, $4,500 and $2,610, the respective amounts paid by the Company for life insurance premiums for Mr. Hale in 1995, 1996, and 1997. For 1997, also represents certain indebtedness forgiven by the Company in the amount of $125,000.

COMPENSATION OF DIRECTORS

  The members of the Board of Directors who are not employees of the Company receive an annual retainer of $10,000 and they are reimbursed for reasonable expenses incurred in connection with meetings of the Board of Directors and its committees. In addition, continuing non-employee directors receive automatic grants of options to purchase 7,500 shares of the Company's Common Stock at the conclusion of each annual meeting of stockholders. On April 28, 1997, the non-employee directors: Dr. Blair (who is not standing for re-election), Mr. Conrad and Jerry C. Benjamin (who subsequently resigned in May 1997 to permit the appointment of Carlos A. Ferrer in accordance with the Purchase Agreement) received a one-time grant of options to purchase 25,000 shares of the Company's Common Stock. New non-employee directors will receive a similar one-time grant of options to purchase 25,000 shares of the Company's Common Stock. Mr. Ferrer received this one-time grant in connection with his joining the Board of Directors in May 1997.

  Effective February 26, 1997, the 1990 Stock Plan was amended to (i) accelerate all unvested options granted to non-employee directors under the formula grant section of the 1990 Stock Plan, (ii) permit such options to continue to be exercisable during the full term of such options in the event of termination of service, provided that such director agrees to hold any Common Stock acquired upon exercise of such options for a minimum of six months from the date of termination, and
(iii) to extend the total term of such options from seven years to ten years. Two non-employee directors who received formula grants of options under the 1990 Stock Plan, Messrs. Benjamin and Mendell, resigned in 1997 in order to permit the required appointment of directors pursuant to the Shareholder's Agreement.

  In connection with Donald Panoz agreeing to act as the non-executive Chairman of the Board of the Company and to provide certain other services to the Company, the Company agreed to pay Mr. Panoz an annual fee of $200,000 for two years and granted Mr. Panoz options to purchase 500,000 shares of the Company's Common Stock at an exercise price of $4.288 per share. Of these options, 200,000 shares are fully vested, and the remaining 300,000 shares will vest in increments of 100,000 shares for each $100,000,000 increase in the Company's market capitalization, prior to February 28, 2000, over $700,000,000. The agreement may be terminated by either party on 30 days' advance notice in writing; however if the Company terminates the agreement, it will pay Mr. Panoz the difference between $200,000 and any amounts previously paid. In addition, if Mr. Panoz' agreement is not earlier terminated and the Company's market capitalization, prior to February 28, 2000, exceeds $1,000,000,000, Mr. Panoz will be paid a bonus of $1,000,000, payable in equal annual installments over a ten-year period, in cash or, at the option of the Company, in stock of the Company.

  Carlo Salvi, as Chairman of the Board of Sicor is entitled to receive 100,000,000 Italian Lira (approximately $59,000) per year. Michael Cannon, as a member of the Sicor Board of Directors, is entitled to receive 15,000,000 Italian Lira (approximately $8,850) per year. In addition on April 24, 1998, in recognition of their services as Executive Vice Presidents of the Company, Mr. Salvi was granted options to purchase 150,000 shares, and Mr. Cannon was granted options to purchase 125,000 shares, of the Company's Common Stock. The options are exercisable at an exercise price of $4.625 per share and vest over a period of four years, with a vesting start date of February 28, 1997.

  Frank C. Becker has entered into an agreement whereby he will serve as a consultant to the Company for which he will be compensated at the rate of $1,000 per day for a minimum of 100 days per year.

SEVERANCE AGREEMENTS

  The Company is a party to certain Severance Agreements (the "Severance Agreements") with Drs. Laikind and Tutwiler. Pursuant to the Severance Agreements, (i) if, before December 31, 1998 or within the first 12-month period after the occurrence of a "Change in Control" of the Company, (a) the officer voluntarily resigns for "Good Reason" or (b) the Company terminates the officer's employment for any reason other than "Cause" or "Disability," or
(ii) if the Company terminates the officer's employment because his position has been eliminated in connection with a restructuring or reduction in force, as determined by the Company, the officer will be entitled to receive a severance payment during the "Continuation Period" at an annual rate equal to the sum of (i) the employee's base compensation at the annual rate in effect on the date when the termination of his employment with the Company is effective plus (ii) the arithmetic mean of the employee's annual bonuses for the last three calendar years completed prior to the date when the termination of his employment with the Company is effective. Further, the Continuation Period is treated as employment for purposes of determining the employee's vesting in any stock options and shares of restricted stock granted to him by the Company.

  The "Continuation Period" is defined as the period commencing on the effective date of the employee's termination of employment and ending on the earlier of (i) the date nine months after the date when the employment termination was effective or (ii) the date of the employee's death. If, however, the employee is not employed in a new position comparable to his position with the Company on the date nine months after his employment termination was effective, then the Continuation Period is extended to the date when the employee becomes employed in such a position, but in no event by more than three months.

  "Change in Control" is defined as the occurrence of any of the following events: (i) the first purchase of shares of the Company's Common Stock pursuant to a tender offer or exchange offer (other than an offer by the

Company) for all, or any part, of such Common Stock; (ii) any acquisition of voting securities of the Company by any person or group, which theretofore did not beneficially own voting securities, representing more than 30% of the voting power of all outstanding voting securities of the Company, if such acquisition results in such entity, person or group owning beneficially securities representing more then 30% of the voting power of all outstanding voting securities of the Company; (iii) approval by the Company's stockholders of a merger in which the Company does not survive as an independent publicly owned corporation, a consolidation, or a sale, exchange or other disposition of all, or substantially all, of the Company's assets; or (iv) a change in the composition of the Company's Board of Directors during any period of two consecutive years such that individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each new Director was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of the period.

  "Good Reason" means that the employee: (i) has been demoted or has incurred a material reduction in his authority or responsibility as an employee of the Company; (ii) has incurred a reduction in his total compensation (including benefits) as an employee of the Company; (iii) has not received a contemporaneous increase in his total compensation (including benefits) which is commensurate with increases in total compensation (including benefits) received by a majority of executive-level employees of the Company with duties and responsibilities substantially comparable to those of the employee; (iv) has not received a bonus commensurate with bonuses (if any) received by a majority of executive-level employees of the Company with duties and responsibilities substantially comparable to those of the employee; or (v) has been notified that his principal place of work as an employee of the Company will be relocated by a distance of 50 miles or more.

  "Cause" means (i) a willful act by the employee which constitutes misconduct or fraud and which is injurious to the Company or (ii) conviction of, or a plea of "guilty" or "no contest" to, a felony.

  In November 1997 Mr. Hale resigned as President and Chief Executive Officer of the Company. Pursuant to the terms of severance arrangements, Mr. Hale was issued a total of 184,161 shares of Common Stock in December 1997 and January 1998. In addition, all options held by Mr. Hale were permitted to continue to vest over an 18-month period, at the end of which all remaining options would become immediately exercisable. In March 1998 Patrick D. Walsh resigned as President and Chief Operating Officer of the Company's Gensia Sicor Pharmaceuticals, Inc. subsidiary and as a director of the Company. In connection with his resignation, Mr. Walsh entered into a Settlement Agreement and Release pursuant to which he is expected to receive approximately $113,092 in cash and $226,219 in cash or shares of Common Stock, at the Company's option, over the period from March 1998 until August 1998. Mr. Walsh is eligible to receive an additional 20,000 shares of Common Stock, and have the balance of his $100,000 loan (plus accrued interest) from the Company forgiven, should certain milestones be achieved by the Company. In addition, all options held by Mr. Walsh will continue to vest until March 1999.

STOCK OPTIONS

  The following tables summarize option grants and exercises during 1997 to or by the Chief Executive Officer, the former Chief Executive Officer and the Named Executive Officers, and the value of the options held by such persons at the end of 1997. The Company does not grant Stock Appreciation Rights.

                                         INDIVIDUAL GRANTS(1)                 POTENTIAL REALIZABLE
                          ---------------------------------------------------   VALUE AT ASSUMED
                          NUMBER OF     PERCENT OF                               ANNUAL RATES OF
                          SECURITIES  TOTAL OPTIONS                            STOCK APPRECIATION
                          UNDERLYING    GRANTED TO      EXERCISE               FOR OPTION TERM(2)
                           OPTIONS     EMPLOYEES IN     OR BASE    EXPIRATION ---------------------
          NAME            GRANTED(#) FISCAL YEAR 1997 PRICE($/SH.)    DATE      5%($)      10%($)
          ----            ---------- ---------------- ------------ ---------- ---------- ----------
Donald E. Panoz.........   500,000         20.0%         $ 4.29     2/28/07   $1,775,935 $4,097,841
 Chairman and Chief
 Executive Officer
Patrick D. Walsh........   100,000          4.0%         $ 4.25     1/17/07   $  267,280 $  677,341
 Former President and
 Chief Operating Officer
 of Gensia Sicor
 Pharmaceuticals, Inc.
Gene F. Tutwiler, Ph.D..    10,000          0.4%         $ 4.25     1/17/07   $   26,728 $   67,734
Paul K. Laikind, Ph.D...    10,000          0.4%         $ 4.25     1/17/07   $   26,728 $   67,734
Michael D. Cannon.......       --           --              --          --           --         --
David F. Hale...........   187,369         7.48%         $ 4.25     1/17/07   $  500,800 $1,269,126
 Former Chief Executive     12,631         0.50%         $4.875     2/26/07   $   33,949 $   83,617
 Officer

--------
(1) Generally, options become exercisable ratably on a daily basis over a four-year period and vest in full in the event of a change in control with respect to the Company and in the event of the death of the optionee. As a result of the Stock Exchange, all options outstanding on February 28, 1997 automatically vested. The exercise price per share of options granted in 1997 represented the fair market value of the underlying shares on the date of grant. Generally, options granted have a term of 10 years, subject to earlier termination in certain events related to termination of employment. Under the terms of a severance agreement, all options held by Mr. Hale were permitted to continue to vest over an 18-month period following his resignation as President and Chief Executive Officer, at the end of which all remaining options will become fully vested.
(2) The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price.

        AGGREGATED OPTION EXERCISES IN FISCAL 1997 AND VALUE OF OPTIONS
                             AT END OF FISCAL 1997

                                                                                 VALUE OF
                                                                                UNEXERCISED
                                                       NUMBER OF SECURITIES    IN-THE-MONEY
                                                      UNDERLYING UNEXERCISED    OPTIONS AT
                                                        OPTIONS AT END OF         END OF
                                                          FISCAL 1997(#)     FISCAL 1997($)(1)
                                                      ---------------------- -----------------
                          SHARES ACQUIRED    VALUE         EXERCISABLE/        EXERCISABLE/
          NAME            ON EXERCISE(#)  REALIZED($)     UNEXERCISABLE        UNEXERCISABLE
          ----            --------------- ----------- ---------------------- -----------------
Donald E. Panoz.........         --             --       200,000/300,000     $305,000/$457,500
 Chairman and Chief
 Executive Officer
Patrick D. Walsh........         --             --        68,819/76,181      $96,315/$ 119,071
 Former President and
 Chief Operating Officer
 of Gensia Sicor
 Pharmaceuticals, Inc.
Gene F. Tutwiler, Ph.D..         --             --         42,382/7,618      $ 33,724/$ 11,907
Paul K. Laikind, Ph.D...       7,500         30,205        77,382/7,618      $ 87,199/$ 11,907
Michael D. Cannon.......         --             --           -- /--               -- /--
David F. Hale...........      60,000       $224,760      435,683/151,817     $427,915/$231,617
 Former Chief Executive
 Officer

--------
(1) Calculated on the basis of the fair market value of the underlying securities at December 31, 1997 ($5.813), minus the exercise price.

               REPORT TO STOCKHOLDERS ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors of the Company (the "Committee") and the Stock Option Committee are pleased to present their report on executive compensation. This report is provided by the Committee to assist stockholders in understanding the Committee's objectives and procedures in establishing the compensation of the Company's executive officers and describes the basis on which compensation determinations for 1997 were made by the Committee. In making its determination, the Committee has relied, in part, on geographic and competitive considerations, independent surveys of compensation of management of companies in the pharmaceutical industry, including companies included in the Nasdaq Pharmaceutical Stock Index used in the Company's Stock Price Performance Graph set forth in this proxy statement, and recommendations of management.

COMPENSATION PHILOSOPHY AND OBJECTIVES

  The Committee believes that compensation of the Company's executive officers should:

  . Encourage creation of stockholder value and achievement of strategic corporate objectives.

  . Integrate compensation with the Company's annual and long-term corporate objectives and strategy, and focus executive behavior on the fulfillment of those objectives.

  . Recognize individual initiative, effort and accomplishment.

  . Provide a competitive total compensation package that enables the Company to attract and retain, on a long-term basis, high caliber personnel.

  . Provide a total compensation opportunity that is competitive with companies in the pharmaceutical industry, taking into account relative company size, stage of development, performance and geographic location as well as individual responsibilities and performance.

  . Align the interests of management and stockholders and enhance stockholder value by providing management with longer term incentives through equity ownership by management.

KEY ELEMENTS OF EXECUTIVE COMPENSATION

  In 1997, the Company focused on consummating the acquisition of Rakepoll Holding, integrating the operations of Rakepoll Holding with Gensia Sicor, investing in the long term value of GSP and the Rakepoll Holding operating companies, divesting a majority interest in Gensia Automedics and reducing its expenses.

  The Compensation Committee has determined that compensation of executive officers will be based, in part, on the Company's achievements of its objectives established with the Board of Directors and other business objectives, as well as the individual contributions and achievements of each executive officer and, in 1998 and beyond, the profitability of the Company. The Company's existing compensation structure for executive officers generally includes a combination of base salary, bonus, and stock options.

 Base Salary

  Compensation levels are largely determined through comparisons with companies of similar size and complexity in the pharmaceutical industry and companies with which the Company competes for key personnel. Cash compensation for the Company's executive officers, including its Chief Executive Officer, is generally targeted at the median of the companies reviewed. In establishing base salaries for 1997 the Committee considered, among other things, the Company's achievements in advancing its products and accomplishing other business objectives, and the individual contributions and achievements of each executive officer. Actual compensation is based on an evaluation of job responsibilities for the position, comparisons of compensation levels, Company achievements and individual performance. Individual performance is evaluated by reviewing organizational and management development progress against individual contributions and achievements and the degree to which teamwork and Company values are fostered. At the beginning of fiscal 1997, goals were established for the Company and approved by the Board of Directors. Goals set for 1997 included consummating the acquisition of Rakepoll Holding, integrating the operations of Gensia Sicor and Rakepoll Holding, increasing revenues for Gensia Sicor, obtaining approval of certain Abbreviated New Drug Applications ("ANDAs") and filing additional ANDAs for approval, and completing a corporate partnership to support the Company's research expenses. Compensation levels for the executive officers are competitive within a range that the Committee considers to be reasonable and necessary.

 Bonus

  The Committee may award bonuses under its Key Employee Incentive Plan at the end of the fiscal year based on the Company's achievements and the individual's contributions to those achievements, if it deems such an award to be appropriate. This award may be in the form of restricted stock in lieu of cash. Beginning in 1998, the Company will also take into account the profitability of the Company on a worldwide basis in awarding such bonuses. While the Committee may award cash bonuses from time to time in the future, it currently intends to award the majority of bonuses in the form of restricted stock or options. Based on the Company's achievement of a number of key objectives in 1997 that were important for the continued growth and development of the Company, including consummating the acquisition of Rakepoll Holding; obtaining approval of ten ANDAs and the filing of key additional ANDAs at Gensia Sicor Pharmaceuticals, Inc.; raising additional financial resources for the Company; establishing a collaboration with Sankyo relating to diabetes research; completing an agreement with Sangstat regarding the sale of bulk cyclosporine; and successfully reducing its workforce and consolidating operations in its Irvine facility, the Committee decided to award bonuses for 1997 to certain officers and key employees, most of whom received restricted stock in lieu of cash.

 Stock Options

  The Company's 1990 Stock Plan and 1997 Stock Plan are administered by the Company's Stock Option Committee, which is a committee of outside directors of the Company. The Stock Option Committee believes that by providing those persons who have substantial responsibility for the management and growth of the Company with an opportunity to increase their ownership of Company stock, the best interest of stockholders and executives will be closely aligned. Therefore, executive officers, as well as all employees, are eligible to receive stock options from time to time, giving them the right to purchase shares of Common Stock of the Company at a specified price. The number of stock options granted to executive officers, including the Chief Executive Officer, is based on the Company's achievements during the year and the individual's contributions to those achievements individual performance and a review of data on the range of aggregate annual option grants compared to the number of shares of stock outstanding for officers with similar duties and titles at pharmaceutical companies taking into account differences in such companies' stock prices, stage of development, achievements and the like.

1997 CEO COMPENSATION

  Because the Company did not achieve all of its major objectives and because of the difficult financing environment for the Company, the Committee did not award a salary increase to Mr. Hale for 1997 and retained the same salary level for Mr. Panoz when it appointed him Chief Executive Officer in November 1997. The use of traditional performance standards, such as revenues, profits and return on equity are appropriate in the evaluation of the Chief Executive Officer's performance. In addition, because of the acquisition of Rakepoll Holding in the first quarter of 1997, additional performance standards were also appropriate in 1997 to evaluate the performance of the Chief Executive Officer. The Company achieved a number of its corporate objectives for 1997, and Mr. Hale as Chief Executive Officer prior to his resignation in November 1997, played a key role in achieving those objectives. Some of these achievements, which were either accomplished by the time of Mr. Hale's resignation or which were accomplished in December 1997 but as to which Mr. Hale had contributed substantial efforts, were as follows: obtaining approval of ten ANDAs at Gensia Sicor Pharmaceuticals, Inc., raising additional financial resources for the Company; establishment of a collaboration with Sankyo relating to diabetes research; completing an agreement with Sangstat regarding the sale of bulk cyclosporine; and successfully reducing its workforce and consolidating operations in its Irvine facility and negotiation and consummation of a stock exchange agreement with Rakepoll Finance. The Compensation Committee determined that these achievements were critical to the Company's future growth and could assist the Company in enhancing stockholder value and determined to compensate Mr. Hale for his role in achieving these accomplishments. Accordingly, the Committee awarded a bonus to Mr. Hale under the Company's Key Employee Incentive Compensation Plan in the form of restricted stock of 17,805 shares of Common Stock for performance in 1997.

  The Stock Option Committee did not grant Mr. Hale or, after his appointment as Chief Executive Officer, Mr. Panoz any new options to purchase shares of the Company's Common Stock in 1997.

MISCELLANEOUS

  Section 162(m) of the Internal Revenue Code was enacted in 1993 and took effect for fiscal years beginning in 1994. Section 162(m) disallows the deductibility by the Company of any compensation over $1 million per year paid to each of the chief executive officer and the four other most highly compensated executive officers, unless certain criteria are satisfied. The Board of Directors has approved the amendment of the Company's 1990 Stock Plan to, among other things, qualify for an exemption from the $1 million limit on deductions under Section 162(m) with respect to option grants under the 1990 Stock Plan. The 1997 Long-Term Incentive Plan, which replaced the 1990 Stock Plan in February 1997 also qualifies for such exemption with respect to grants under such plan.

  This Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.

     COMPENSATION                              STOCK OPTION COMMITTEE
     COMMITTEE


                                               James C. Blair
     James C. Blair                            Herbert J. Conrad
     Herbert J. Conrad
     Carlo Salvi

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The members of the Compensation Committee during 1997 were James C. Blair, Herbert J. Conrad, and Carlo Salvi. The members of the Stock Option Committee were James C. Blair and Herbert J. Conrad. Steven C. Mendell and Jerry C. Benjamin resigned as directors and members of both committees in March 1997 and May 1997, respectively in order to permit the required appointment of directors pursuant to the Shareholder's Agreement and the Purchase Agreement. Dr. Blair is not standing for re-election.

                         STOCK PRICE PERFORMANCE GRAPH

  The following graph illustrates a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) of the Company's Common Stock with the CRSP Total Return Index for The Nasdaq Stock Market (U.S. and Foreign) (the "Nasdaq Composite Index") and the CRSP Total Return Index for Nasdaq Pharmaceutical Stocks (the "Nasdaq Pharmaceutical Index"). The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.


                    [STOCK PERFORMANCE GRAPH APPEARS HERE]



                           12/31/92 12/31/93 12/31/94 12/31/95 12/30/96 12/31/97
                           -------- -------- -------- -------- -------- --------
Gensia Sicor.............. $100.00  $ 98.99  $ 17.35  $ 21.43  $ 18.88  $ 23.73
Nasdaq Composite..........  100.00   115.76   112.28   157.69   193.09   236.22
Nasdaq Pharmaceutical.....  100.00    89.10    67.06   122.68   123.04   127.15

  Assumes a $100 investment on December 31, 1992 in each of the Company's Common Stock, the securities comprising the Nasdaq Composite Index, and the securities comprising the Nasdaq Pharmaceutical Index.

  The Nasdaq Pharmaceutical Index includes all companies listed on The Nasdaq Stock Market within SIC Code 283. A list of those companies included in the Nasdaq Pharmaceutical Index may be obtained by contacting Wesley N. Fach, Secretary, at (949) 455-4700.

                             CERTAIN TRANSACTIONS

THE STOCK EXCHANGE

  On February 26, 1997 (the "Closing Date") the stockholders of Gensia Sicor approved the Stock Exchange Agreement between Gensia Sicor and Rakepoll Finance, pursuant to which Gensia Sicor acquired all of the outstanding shares of capital stock of Rakepoll Holding pursuant to the Stock Exchange. As a result of the Stock Exchange, Rakepoll Holding became a wholly owned subsidiary of Gensia Sicor. Rakepoll Holding is a Netherlands holding company which owns a group of three specialty pharmaceutical companies (the "Rakepoll Operating Group") comprised of Sicor, located in Milan, Italy, and two companies located in Mexico, Lemery, S.A. de C.V. ("Lemery"), and Sicor de Mexico, S.A. de C.V. ("Sicor de Mexico").

  In addition, pursuant to the Shareholder's Agreement entered into in connection with the Stock Exchange Agreement, if Rakepoll Finance maintains certain equity ownership levels in Gensia Sicor, Rakepoll Finance will be entitled to designate three of Gensia Sicor's 10 directors who will in turn designate (jointly with two executive officer directors of Gensia Sicor) five additional directors. See "Election of Directors." The Shareholder's Agreement further granted to Rakepoll Finance the right to initially designate a majority of the directors and the senior managers of each of Sicor, Sicor de Mexico and Lemery, and grants to the Investor Directors the right to nominate for the consideration of the Gensia Sicor Board of Directors replacements for all directors and senior managers so designated. The Management Directors are entitled to designate the balance of the directors and senior managers of each such company. Each such director and senior manager shall serve at the pleasure of the Board of Directors of Gensia Sicor. Additionally, with respect to Gensia Sicor Pharmaceuticals, Inc., the Shareholder's Agreement set forth the composition of the Board of Directors thereof on the Closing Date and provided that Rakepoll Finance has the right to designate one of the directors thereof.

  Pursuant to the Shareholder's Agreement, the consent of the Investor Directors is required for Gensia Sicor to take certain actions, such as a merger or sale of all or substantially all of the business or assets of Gensia Sicor and certain issuances of securities. The Shareholder's Agreement also grants certain anti-dilution privileges to Rakepoll Finance and places limitations on Rakepoll Finance's ability to acquire or dispose of any Gensia Sicor Common Stock for eighteen months from the Closing Date.

  As a result of the Stock Exchange all outstanding options to acquire Gensia Sicor Common Stock held by each of the executive officers and directors of Gensia Sicor became fully vested upon the consummation of the Stock Exchange. In addition, because the Stock Exchange constituted a change in control pursuant to agreements Gensia Sicor had executed with its officers and certain key employees of Gensia Sicor, including David F. Hale, former President and Chief Executive Officer of Gensia Sicor, each such individual became entitled to certain benefits, including salary continuation and healthcare coverage upon, within a certain period of time, their resignation for good reason, including, without limitation, changes in job authority or responsibility or employer's physical location, or termination of their employment for other than cause or disability. Also, in November 1996, the Gensia Sicor Board of Directors (with Mr. Hale not present) agreed to forgive, upon consummation of the Stock Exchange, a loan made by Gensia Sicor to Mr. Hale in April 1995, upon terms to be determined by the Company's Compensation Committee. The outstanding principal and interest on such loan was approximately $150,000. In addition, Gensia Sicor and Rakepoll Finance each agreed to cause Gensia Sicor to (a) maintain and perform in the same manner as prior to the execution date of the Stock Exchange Agreement Gensia Sicor's existing indemnification provisions with respect to its present and former directors and officers for acts or omissions or alleged acts or omissions occurring at or prior to the Closing Date, subject to certain limitations, (b) to provide, maintain and perform in the same manner as prior to the execution date of the Stock Exchange Agreement Gensia Sicor's existing indemnification provisions with respect to its present and future directors and officers for acts or omissions or alleged acts or omissions occurring after the Closing Date, subject to certain limitations, and (c) maintain for a period of no less than three years after the Closing Date, directors and officers liability coverage with limits, terms and conditions no less advantageous than Gensia Sicor had in effect as of the execution date of the Stock Exchange Agreement.

  Mr. Salvi is the beneficial owner of a majority of Rakepoll Finance. Mr. Cannon is the beneficial owner of less than ten percent of Rakepoll Finance.

RELATIONSHIP WITH GENSIA CLINICAL PARTNERS AND AUTOMEDICS

  In July 1991, the Company organized Gensia Clinical Partners, L.P. ("Gensia Clinical Partners") to provide funding for further research and clinical development of the Company's GenESA(R) System technology. Gensia Clinical Partners received net proceeds of approximately $23.0 million from its limited partners, all of which was paid to the Company pursuant to a research and development contract. Gensia Development Corporation, a wholly owned subsidiary of the Company, is the sole general partner of Gensia Clinical Partners.

  The Company granted Gensia Clinical Partners an exclusive royalty-free license to use certain patent rights and technology that are related to the GenESA System in the United States, Canada and Europe. Under its development and marketing agreement with Gensia Clinical Partners, the Company conducted research and development relating to the GenESA System, and Gensia Clinical Partners reimbursed the Company for these services through May 1993. The full amount of proceeds from the partnership were utilized as of May 1993 and the Company continued funding all further expenses related to the GenESA System. The Company was obligated under the agreements to market the GenESA System in the United States, Canada and certain countries in Europe, if approved by regulatory authorities in these countries, and to pay royalties based on those sales. In September 1997, the Company received marketing clearance from the U.S. Food and Drug Administration for the GenESA System for use in the diagnosis of coronary artery disease in conjunction with radionuclide myocardial perfusion imaging (radionuclide imaging) and echocardiography for patients who cannot exercise adequately. Upon receiving such F.D.A. approval, and pursuant to a pre-existing agreement between the Company and Gensia Clinical Partners, the Company made a milestone payment of an aggregate of 814,248 shares of its Common Stock to the limited partners of Gensia Clinical Partners. The limited partners receiving such milestone payment included the following former and current directors and executive officers of the Company:
Domain Associates (an entity affiliated with director James C. Blair), 1,548 shares; David F. Hale, 1,548 shares; Daniel D. Burgess, 774 shares; Thomas M. Speace, 774 shares; and L. John Wilkerson, 774 shares.

  During the two to four-year period following the initial commercialization of the GenESA System, the Company had the option (the "Purchase Option") to purchase the limited partners' interests in Gensia Clinical Partners. The Company contributed approximately $3.2 million for funding of expenses related to the GenESA System during 1997.

  In December 1997, as part of its restructuring program to focus on its core specialty pharmaceutical businesses, the Company completed the transfer of assets of its medical products business to Gensia Automedics, Inc. ("Automedics"). The assets transferred to Automedics include certain interests in the GenESA System, the AutoHep(R) System ("AHS") and the European distribution rights to Brevibloc. A majority interest in Automedics was sold to a private investor group led by Galen Associates and including The Wellcome Trust. L. John Wilkerson, a director of the Company until December 1997, is a principal of Galen Associates and Chairman of the Board of Automedics, Jerry
C. Benjamin, a director of the Company until May 1997, is a trustee of The Wellcome Trust and a director of Automedics. David F. Hale, a director of the Company and its President and Chief Executive Officer until November 1997, is a director of Automedics.

  Gensia Sicor retains a 19% equity interest in Automedics and may receive royalties and other payments based on Automedics' future performance. If the AHS is successfully developed by Automedics, Gensia Sicor will receive a cash payment as a result of U.S. regulatory marketing clearance of the AHS product.

  The private investors initially invested $6 million in Automedics and, contingent upon certain conditions, may invest an additional $6 million. Automedics also assumed responsibility for contractual commitments to Protocol Systems, Inc. for the purchase of GenESA System devices. Gensia Sicor retained potential obligations under the agreements with Protocol Systems, Inc. and related to Gensia Clinical Partners which were assigned to Automedics, Inc. and has agreed to indemnify Automedics under certain circumstances.

  On April 27, 1998 the Company and Automedics announced that they had determined not to exercise the Purchase Option and had given notice of this decision to Gensia Development Corporation, the general partner of Gensia Clinical Partners. This decision was based on, among other things, the lack of market acceptance of the GenESA System since its U.S. market introduction in October 1997 and its European market introduction in the second quarter of 1995. Automedics plans to continue to provide technical support for the GenESA System in the United States and Europe through May 31, 1998. Gensia Sicor and Automedics have also informed Protocol Systems, Inc., that Automedics plans no additional purchases of GenESA System devices under a supply agreement which provides for the purchase of GenESA System devices through the year 2002.

  In conjunction with the Automedics transaction, The Laryngeal Mask Company Ltd. formed a U.S. company, LMA North America, Inc., which holds the U.S. distribution rights to the LMA product line. Mr. Hale is Chairman of LMA North America, Inc. LMA North America, Inc. entered into a service agreement withAutomedics which began January 1, 1998 under which Automedics is selling the LMA product line, subject to future performance criteria.

RELATIONSHIP WITH ALCO CHEMICALS, LTD.

  Alco, an affiliate of Rakepoll Finance and wholly owned by Carlo Salvi, acts as a non-exclusive sales agent for certain bulk pharmaceutical products produced by certain subsidiaries of the Company, in exchange for a commission of 4% of sales. The parties will determine, from time to time, those bulk pharmaceutical products for which Alco will act as a sales agent.

OTHER TRANSACTIONS

  Mr. Walsh, former President and Chief Operating Officer of Gensia Sicor Pharmaceuticals, Inc., is indebted to the Company in the aggregate principal amount of $100,000 as the result of a relocation loan. Interest at the rate of 5% per annum is payable on the loan. Accrued interest as of March 31, 1998 is approximately $17,500. The loan is secured by real property and is due on October 12, 1999. In connection with his resignation from the Company in March 1998, Mr. Walsh is eligible to have this loan forgiven in the event certain milestones should be achieved by the Company.

  On June 26, 1996 the Company made an interest free relocation loan to Gene
F. Tutwiler, Vice President, Corporate Development. Dr. Tutwiler is indebted to the Company in the principal amount of $75,000 with respect to the loan. The loan is secured by real property and is due on June 25, 2001. Commencing July 1, 1996 the Company has agreed to forgive 25% of the loan each year Dr. Tutwiler continues to be employed by the Company.

  In March and April 1997 the Company sold 4,150,440 Units to certain accredited investors in a private placement, at a purchase price of $4.1875 per Unit. Each Unit consisted of one share of Common Stock and a warrant for the purchase of one-half share of Common Stock, at an exercise price of $4.1875 per share, for each share of Common Stock purchased in the Unit offering and held until December 31, 1997. The following Gensia Sicor directors participated in the Unit offering: Mr. Salvi, 100,000 Units; Mr. Panoz, 50,000 Units; Dr. Blair, 24,000 Units; and Mr. Hale, 10,000 Units.

  On December 29, 1997, Gensia Sicor announced that its subsidiary, Sicor, acquired a 50% equity interest in Diaspa S.p.A., a private Italian pharmaceutical company specializing in bulk fermentation products. Sicor paid approximately $2.8 million in cash for its 50% equity interest in Diaspa. The remaining 50% equity interest in Diaspa was purchased by Archimica S.p.A., an Italian bulk pharmaceutical company in which Mr. Salvi has a 50% beneficial ownership.

  In the last week of December 1997, Gensia Sicor sold approximately 2.4 million Units in a private placement, at a purchase price of $5.8742 per Unit. Each Unit consisted of one share of Common Stock and a Warrant to purchase one-half share of Common Stock at an exercise price of $7.34 per share, for each share of Common Stock purchased in the Unit offering and held until June 30, 1998. The Units were sold to accredited investors including two members of Gensia Sicor's management (including Mr. Sayward, 10,000 Units) as well as Mr. Panoz (13,832 Units) and Mr. Salvi (340,472 Units). The private placement included the conversion into Units of an aggregate of $4 million loaned to the Company in early December 1997, $2 million of which was advanced by Fountainhead Holdings Ltd., a family trust established by Mr. Panoz, and $2 million of which was advanced by Mr. Salvi.

  The Company believes that the foregoing transactions were in its best interests. It is the Company's current policy that all transactions by the Company with officers, directors, 5% stockholders or their affiliates will be entered into only if such transactions are approved by a majority of the disinterested directors, and are on terms no less favorable to the Company than could be obtained from unaffiliated parties.

                                  PROPOSAL 2
               APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE
                GENSIA SICOR INC. EMPLOYEE STOCK PURCHASE PLAN

  In order to provide employees of the Company with an opportunity to purchase Common Stock through payroll deductions, the Board of Directors originally adopted the Gensia Sicor Inc. Employee Stock Purchase Plan in 1992 under which 300,000 shares of Common Stock were reserved for issuance. The plan was amended and restated in 1996 and 1997 to reserve an additional 200,000 shares for issuance. On April 17, 1998, the Board of Directors amended and restated the plan (as amended and restated, the "ESPP") to reserve an additional 100,000 shares for issuance under the ESPP, subject to the approval of the Company's stockholders at the Annual Meeting. As of April 30, 1998, an aggregate of 182,829 shares were available for issuance under the ESPP.

  Under the ESPP, an aggregate of 600,000 shares of Common Stock (which number includes the 100,000 share increase that stockholders are being asked to approve) have been reserved for issuance, subject to anti-dilution adjustments. Any full-time employee will be eligible to participate in the ESPP after he or she has been continuously employed by the Company for three consecutive months. Eligible employees may elect to contribute up to 12% of their total compensation during each six-month offering period, subject to certain statutory limits. At the end of each six-month offering period, the Company will apply the amount contributed by the participant during the offering period to purchase whole shares of Common Stock, but not more than 1,000 shares. Shares of Common Stock are purchased for 85% of the lower of (i) the market price of the Common Stock immediately before the beginning of the purchase period or (ii) the market price of such Common Stock on the last business day of the purchase period. All expenses incurred in connection with the implementation and administration of the ESPP will be paid by the Company.

FEDERAL INCOME TAX CONSEQUENCES

  The ESPP is intended to qualify as an "employee stock purchase plan" under section 423 of the Code. No income is recognized by a participant at the time a right to purchase Company Common Stock is granted. Likewise, no taxable income is recognized at the time of the purchase, even though the purchase price reflects a discount from the market value of the shares at that time.

  A participant must recognize taxable income upon a disposition of shares acquired under the ESPP. The tax treatment may be more favorable if the disposition occurs after the holding-period requirements of section 423 have been satisfied. To satisfy the holding-period requirements of section 423, shares acquired under the ESPP cannot be disposed of within two years after the first day of the offering period during which the shares are purchased. They also cannot be disposed of within one year after they are purchased.

  If the holding period is met, the participant recognizes ordinary income equal to the lower of (a) the excess of the fair market value of the shares on the date of the disposition over the actual purchase price or (b) 15% of the fair market value of the shares immediately before the applicable offering period. The Company will not be entitled to any deduction under these circumstances.

  The excess, if any, of the fair market value of the shares on the date of the disposition over the sum of the purchase price plus the amount of ordinary income recognized (as described above) will be taxed as a long-term capital gain. If a taxable disposition produces a loss (i.e., the fair market value of the shares on the date of the disposition is less than the purchase price) and the disposition involves certain unrelated parties, then the loss will be a long-term capital loss.

  If the holding period is not met, the entire difference between the purchase price and the market value of the shares on the date of purchase will be taxed to the participant as ordinary income in the year of disposition. The Company will generally be entitled to a deduction for the same amount.

  The excess, if any, of the market value of the shares on the date of disposition over their market value on the date of purchase will be taxed as a capital gain (long term or short-term, depending on how long the shares have been held). If the value of the shares on the date of disposition is less than their value on the date of purchase, then the difference will result in a capital loss (long-term or short-term, depending upon the holding period), provided the disposition involves certain unrelated parties. Any such loss will not affect the ordinary income recognized upon the disposition.

 1997 Tax Law

  In August 1997 new tax legislation was enacted (the "1997 Tax Law") which provides for lower capital gains rates if stock is held for eighteen months. The 1997 Tax Law also provides for even lower applicable capital gains rates for stock acquired after December 31, 2000 in certain circumstances if the stock is held for at least five years.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE AMENDMENT
    AND RESTATEMENT OF THE GENSIA SICOR INC. EMPLOYEE STOCK PURCHASE PLAN.

                                  PROPOSAL 3
               APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE
                GENSIA SICOR INC. 1997 LONG-TERM INCENTIVE PLAN

  At the special meeting of stockholders approving the Stock Exchange, the stockholders of the Company also approved the adoption of the Gensia Sicor Inc. 1997 Long-Term Incentive Plan under which 2,000,000 shares of Common Stock were reserved for issuance. At the Annual Meeting of Stockholders held on September 9, 1997, the stockholders of the Company approved an amendment to such plan to reserve an additional 1,000,000 shares of Common Stock under such plan. On April 17, 1998, the Board of Directors further amended and restated the plan (as amended and restated, the "1997 Stock Plan") to reserve an additional 1,000,000 shares for issuance under the plan, subject to the approval of the Company's stockholders at the Annual Meeting. The 1997 Stock Plan replaced the Company's 1990 Stock Plan (the "1990 Stock Plan") effective February 26, 1997 and any shares not subject to exercise under the 1990 Stock Plan or which are not exercised because of forfeiture or termination of options granted under the 1990 Stock Plan are added to the shares available under the 1997 Stock Plan.

DESCRIPTION OF 1997 STOCK PLAN

 Purpose

  The purpose of the 1997 Stock Plan is to promote the interests of the Company and its stockholders by encouraging key individuals to acquire stock or to increase their proprietary interest in the Company. By providing the opportunity to acquire stock or receive other incentives, the Company seeks to attract and retain those key employees upon whose judgment, initiative and leadership the success of the Company largely depends. While the maximum number of shares available for award is modest in comparison to the total number of shares of the Company Common Stock outstanding, the Company's Board of Directors believes that the 1997 Stock Plan will constitute an important means of compensating key employees.

 Shares Subject to 1997 Stock Plan

  There are 4,000,000 shares of Company Common Stock (which number includes the 1,000,000 share increase that stockholders are being asked to approve) reserved for issuance under the 1997 Stock Plan. The 1997 Stock Plan replaced the 1990 Stock Plan. Under the 1990 Stock Plan, 6,383,334 shares of Company Common Stock have been reserved for issuance. The 1990 Stock Plan provided for the grant of both incentive stock options to employees only and nonstatutory stock options to employees, directors and independent consultants. The 1990 Stock Plan also provided for direct sale of shares to employees, directors and outside consultants. If any options granted under the 1990 Stock Plan for any reason expire or are canceled or otherwise terminated without having been exercised in full, the shares allocable to the unexercised portion of such options again become available for new grants under the 1997 Stock Plan. If shares issued under the 1990 Stock Plan are forfeited, they also become available for new grants under the 1997 Stock Plan.

 Outstanding Grants

  As of April 22, 1998, options to purchase an aggregate of 5,440,821 shares of Company Common Stock at a weighted average exercise price of $5.69 per share were outstanding under both the 1990 Stock Plan and the 1997 Stock Plan. The foregoing numbers do not include options granted to former employees. As of April 30, 1998, approximately 551 employees, nine directors and 43 consultants or advisors were eligible to participate in both plans. On April 22, 1997, the closing price of the Company's Common Stock on the Nasdaq National Market was $4.75 per share. To date, all employee stock options have been granted with exercise prices equal to the fair market value of the Company's Common Stock on the date of grant, as determined by the Stock Option Committee in accordance with the provisions of the plans. Of the options granted, 1,690,260 shares have been exercised. As of April 22, 1998, 1,344,930 shares of Company Common Stock had been issued for direct sale under the plans. As of April 22, 1998, a total of 2,012,025 shares of Company Common Stock were available for future awards under the 1997 Stock Plan. No shares remain available for grant under the 1990 Stock Plan.

  As of April 22, 1998, the following persons or groups had in total received options to purchase shares or shares of Company Common Stock under either the 1990 Stock Plan or the 1997 Stock Plan: (i) the Chief Executive Officer and the other officers or former officers named in the Summary Compensation Table:
Mr. Panoz 500,000 shares, Mr. Hale 826,966 shares, Mr. Walsh 175,000 shares, Dr. Laikind 129,138 shares, and Dr. Tutwiler 72,435 shares; (ii) all current executive officers of the Company as a group: 1,042,690 shares; (iii) all current directors who are not officers as a group: 1,089,966 shares; (iv) each associate of any of such current directors, executive officers or nominees: 0 shares; (v) each person who has received five percent of options granted other than those included above: 0 shares; and (vi) all employees and consultants of the Company as a group: 4,019,369 shares. The foregoing numbers do not include options that were surrendered in connection with the grant of restricted stock awards.

 Administration

  The 1997 Stock Plan is administered by the Stock Option Committee (the "Committee"), composed of directors who are disinterested persons under Rule 16b-3 of the Exchange Act ("Rule 16b-3") or Code Section 162(m) and smaller committees of directors as established by the Company's Board. In the case of grants to persons who are not also insiders for purposes of Section 16 of the Exchange Act, the 1997 Stock Plan may be administered by officers who are not directors. The Company's Board may fill vacancies from time to time to remove or add members.

  The Committee selects those employees of the Company or its subsidiaries who will be eligible to receive awards under the 1997 Stock Plan. The 1997 Stock Plan provides that the Committee may grant to eligible individuals any combination of nonqualified stock options, incentive stock options, restricted stock, stock appreciation rights, performance awards, stock payments or dividend equivalents. Each grant will be memorialized in a separate agreement with the person receiving the grant. This agreement will indicate the type and terms of the award.

 Non-employee Director Grants

  Non-employee directors are eligible to receive nonqualified stock options under the 1997 Stock Plan in the sole discretion of the Company's full Board. These grants are designed to comply with the provisions of Rule 16b-3 and are made at the conclusion of each regular annual meeting of stockholders to selected incumbent non-employee directors who will continue to serve on the Company's Board thereafter. The shares of Company Common Stock may be issued for past service by the non-employee directors and without payment of any purchase price. New non-employee directors may receive initial grants of nonqualified stock options unless they had received an initial grant at the conclusion of the annual stockholder meeting in the same calendar year.

  Total shares available to non-employee directors may not exceed 15% of the maximum number of shares available under the 1997 Stock Plan.

 Stock Options

  Nonqualified stock options provide the right to purchase shares of Company Common Stock at a price which is not less than 85% of the fair market value of Company Common Stock subject to the option on the effective date of the grant. These options are granted for a term which may not exceed ten years.

  Incentive stock options comply with the provisions of the Code and are subject to restrictions contained in the Code. Incentive stock options are granted with an exercise price of not less than 100% of the fair market value of the Company Common Stock subject to the option on the date of grant and will extend for a term of up to ten years. Incentive stock options granted to persons who own more than 10% of the combined voting power of the Company's outstanding securities must be granted at prices which are not less than 110% of fair market value on the date of grant and may not extend for more than five years from the date of grant.

  The option exercise price must be paid in full at the time of exercise. The price may be paid in cash or, as acceptable to the Committee, by loan made by the Company to the participant, by arrangement with a broker where payment of the option price is guaranteed by the broker, by the surrender of shares of the Company owned by the participant exercising the option and having a fair market value on the date of exercise equal to the option price, or by any combination of the foregoing equal to the option price.

  Options for employees have such other terms and are exercisable in such manner and at such times as the Committee may determine. As noted below, all awards under the 1997 Stock Plan vest fully and immediately upon death, disability or upon a change in control. In addition, an option agreement for an employee may provide for accelerated exercisability in the case of other events as determined by the Committee.

  The Committee may, at any time prior to exercise and subject to consent of the participant, amend, modify or cancel any options previously granted and may or may not substitute in their place options at a different price and of a different type under different terms or in different amounts.

 Restricted Stock

  Restricted stock may be granted or sold to employees for prices determined by the Committee and subject to such restrictions as may be appropriate. Typically restricted stock is forfeited and is resold to the Company at cost in the event that "vesting" is not achieved by virtue of seniority or performance or other criteria. In general, restricted shares may not be sold, transferred or hypothecated until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, have voting rights and receive dividends, if any, prior to the time when the restrictions lapse.

 Stock Appreciation Rights

  Stock appreciation rights ("SARs") may be granted in tandem with stock options or separately. If SARs are granted in tandem with options, the options may be either nonqualified or incentive stock options. SARs granted by the Committee in tandem with stock options will provide for payments to grantees based upon increases in the price of Company Common Stock over the exercise price of the related option. The SARs will provide that the holder of the SARs may exercise the SARs or the option in whole or in part, but the aggregate exercise may not cover more than the aggregate number of shares upon which the value of the SARs is based. SARs granted in tandem with options may not extend beyond the term of the related option. SARs will be transferable only to the extent that the related option is transferable. The Committee may elect to pay SARs in cash or in Company Common Stock or in a combination of cash and Company Common Stock.

  SARs which are issued separately from options will provide for payments based upon increases in the price of Company Common Stock over the fair market value of Company Common Stock or the book value of Company Common Stock on the date of grant. The Committee will determine whether fair market value or book value will be the appropriate measure. As with other SARs, upon exercise the Committee may determine to pay the SARs in cash or in Company Common Stock or in a combination of cash and Company Common Stock.

 Performance Awards, Common Stock Payments and Dividend Equivalents

  Performance awards may be granted by the Committee on an individual basis. Generally these awards will be paid in cash and will be based upon specific agreements.

  The Committee may approve a payment in Company Common Stock to any employee who otherwise may be entitled to a cash payment other than base salary (e.g., a bonus). Similarly, the Committee may award shares as dividend equivalents with respect to grants of options or SARs.

 Section 162(m)

  In order to permit maximum deductibility of compensation relating to awards of stock options and SARs, a limitation has been imposed upon the number of such awards which may be made under the 1997 Stock Plan. Specifically, no more than 250,000 (350,000 in the event of an option repricing) shares of Company Common Stock shall be subject to stock options and SARs that are granted annually under the 1997 Stock Plan to any one employee. A maximum of 3,000,000 shares has been authorized for award under the 1997 Stock Plan plus shares which are not subject to grants under the 1990 Stock Plan as of the effective date, and shares which become available because options under the 1990 Stock Plan are forfeited or terminate.

 Other Provisions

  The 1997 Stock Plan contains customary provisions relating to adjustments for increases or decreases in the number and kind of Company securities. Furthermore, all awards under the 1997 Stock Plan vest fully and immediately upon death, disability or upon a change in control. "Change in control" includes tender offers, mergers, sales of substantially all Company assets, change in a majority of the Company Board over a two-year period and the acquisition of more than 30% of the outstanding shares of Company Common Stock by a person who did not previously own 30% of such stock.

  The 1997 Stock Plan will expire ten years after its initial effective date, unless it is terminated before then by the Company's Board of Directors.

  The Company's Board of Directors may amend, suspend or terminate the 1997 Stock Plan at any time without further action of the Company's stockholders except with respect to the accelerated vesting or share adjustment provisions and as required by applicable law.

FEDERAL INCOME TAX CONSEQUENCES

  The following discussion of the federal income tax consequences of the 1997 Stock Plan as it relates to nonqualified stock options, incentive stock options and share awards is intended to be a summary of applicable federal law. State and local tax consequences may differ.

 Options

  Incentive stock options and nonqualified stock options are treated differently for federal income tax purposes. Incentive stock options are intended to comply with the requirements of Section 422 of the Code. Nonqualified stock options need not comply with such requirements.

  An optionee is generally not taxed on the grant or exercise of an incentive stock option. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an incentive stock option for at least two years following grant and at least one year following exercise, the optionee's gain, if any, upon a subsequent disposition of such shares is a long-term capital gain (or loss). The measure of the gain is the difference between the proceeds received on disposition and the optionee's basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an incentive stock option before satisfying the one and two-year holding periods described above, the optionee will recognize both ordinary income and capital gain (or loss) in the year of disposition. The amount of the ordinary income will be the lesser of (i) the amount realized on disposition less the optionee's adjusted basis in the stock (usually the option price) or (ii) the difference between the fair market value of the stock on the exercise date and the option price. The balance of the consideration received on such a disposition will be long-term capital gain if the stock had been held for at least one year following exercise of the incentive stock option. The Company is not entitled to an income tax deduction on the grant or exercise of an incentive stock option or on the optionee's disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares, in an amount equal to the ordinary income recognized by the optionee.

  An optionee is not taxed on the grant of a nonqualified stock option. On exercise, however, the optionee recognizes ordinary income equal to the difference between the option price and the fair market value of the shares on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. Any gain on subsequent disposition of the shares is a long-term capital gain if the shares are held for at least one year following exercise. The Company does not receive a deduction for this gain.

 Share Awards

  If a participant is awarded or purchases shares, the amount by which the fair market value of the shares on the date of award or purchase exceeds the amount paid for the shares will be taxed to the participant as ordinary income. The Company will be entitled to a deduction in the same amount provided it makes all required withholdings on the compensation element of the sale or award. The participant's tax basis in the shares acquired is equal to the share's fair market value on the date of acquisition. Upon a subsequent sale of any shares, the participant will realize capital gain or loss (long-term or short-term, depending on whether the shares were held for more than one year before the sale) in an amount equal to the difference between his or her basis in the shares and the sale price.

  If a participant is awarded or purchases shares that are subject to a vesting schedule, the participant is deemed to receive an amount of ordinary income equal to the excess of the fair market value of the shares at the time they vest over the amount (if any) paid for such shares by the participant. The Company is entitled to a deduction equal to the amount of the income recognized by the participant.

  Code Section 83(b) permits a participant to elect, within 30 days after the transfer of any shares subject to a vesting schedule to him or her, to be taxed at ordinary income rates on the excess of the fair market value of the shares at the time of the transfer over the amount (if any) paid by the participant for such shares. Withholding taxes apply at that time. If the participant makes a Section 83(b) election, any later appreciation in the value of the shares is not taxed as ordinary income, but instead is taxed as capital gain when the shares are sold or transferred.

 1997 Tax Law

  The recently enacted 1997 Tax Law provides for lower capital gains rates if stock is held for eighteen months. The 1997 Tax Law also provides for even lower applicable capital gains rates for stock acquired after December 31, 2000 in certain circumstances if the stock is held for at least five years.

1997 STOCK PLAN BENEFITS

  The Committee has full discretion to determine the number, type and value of awards to be granted to key employees under the 1997 Stock Plan. Therefore, the benefits and amounts that will be received by each of the named executive officers, the executive officers as a group and all other key employees are not determinable.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE AMENDMENT
    AND RESTATEMENT OF THE GENSIA SICOR INC. 1997 LONG-TERM INCENTIVE PLAN.

                                  PROPOSAL 4
                     RATIFICATION OF INDEPENDENT AUDITORS

  The Board of Directors, upon recommendation of the Audit Committee, has appointed the firm of Ernst & Young LLP ("Ernst & Young") as the Company's independent auditors for the fiscal year ended December 31, 1998, subject to ratification by the stockholders. Representatives of Ernst & Young are expected to be present at the Company's Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT
                             OF ERNST & YOUNG LLP.

                             STOCKHOLDER PROPOSALS

  To be considered for inclusion in the proxy statement for presentation at the Annual Meeting of Stockholders to be held in 1999 a stockholder proposal must be received at the offices of the Company, 19 Hughes, Irvine, California 92618 not later than January 11, 1999. The Company presently intends to have its next Annual Meeting of Stockholders in May 1999.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Under Section 16(a) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company's directors, executive officers, and any persons holding more than 10% of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the SEC. Specific due dates for these reports have been established and the Company is required to identify in this Proxy Statement those persons who failed to timely file these reports. In 1997, Mr. Wilkerson and Mr. Panoz each failed to timely file one report.

                                 OTHER MATTERS

  The Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

  Any stockholder or stockholder's representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Annual Meeting may request reasonable assistance or accommodation from the Company by contacting Gensia Sicor Inc., 19 Hughes, Irvine, California 92618, (949) 455-4700. To provide the Company sufficient time to arrange for reasonable assistance or accommodation, please submit all requests by May 29, 1998.

  Whether you intend to be present at the Annual Meeting or not, we urge you to return your signed proxy promptly.

                                          By order of the Board of Directors.

                                          Wesley N. Fach
                                          Secretary

                               GENSIA SICOR INC.
                               -----------------

               AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
               -------------------------------------------------


          SECTION 1.  PURPOSE OF THE PLAN.
          ---------   -------------------

          The Plan was established effective as of July 1, 1992, subject to the approval of the Company's stockholders. The purpose of the Plan is to provide Eligible Employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing Stock from the Company on favorable terms and to pay for such purchases through payroll deductions. The Plan was restated and amended by the Board of Directors effective February 22, 1996, June 20, 1997 and April 17, 1998. The Plan is intended to qualify under section 423 of the Internal Revenue Code of 1986, as amended.

          SECTION 2.  ADMINISTRATION OF THE PLAN.
          ---------   --------------------------

          (a)  The Committee.  The Plan shall be administered by the Committee.
               -------------
The interpretation and construction by the Committee of any provision of the Plan or of any right to purchase Stock granted under the Plan shall be conclusive and binding on all persons.

          (b)  Rules and Forms.  The Committee may adopt such rules and forms
               ---------------
under the Plan as it considers appropriate.

          SECTION 3.  ENROLLMENT AND PARTICIPATION.
          ---------   ----------------------------

          (a)  Participation Periods.  While the Plan is in effect, there shall
               ---------------------
be two Participation Periods in each calendar year, consisting of the six-month periods commencing on each January 1 and July 1.

          (b)  Enrollment.  Any individual who, on the date preceding the first
               ----------
day of a Participation Period, qualifies as an Eligible Employee may elect to become a Participant in the Plan for such Participation Period by executing the enrollment form prescribed for this purpose by the Committee. The enrollment form shall be filed with the Company not later than the last working day prior to the com mencement of such Participation Period.

          (c)  Duration of Participation.  Once enrolled, a Participant shall
               -------------------------
continue to participate in the Plan for each succeeding Participation Period until he or she discontinues contributions, withdraws from the Plan or ceases to be an Eligible Employee. A Participant who discontinues contributions under
Section 4(d) or withdraws from the Plan under Section 5(a) may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Subsection (b) above.


          SECTION 4.  EMPLOYEE CONTRIBUTIONS.
          ---------   ----------------------

          (a)  Frequency of Payroll Deductions.  A Participant may purchase
               -------------------------------
shares of Stock under the Plan solely by means of payroll deductions. Payroll deductions, as designated by the Participant pursuant to Subsection (b) below, shall commence with the first payday in the Participation Period and shall continue on each subsequent payday during participation in the Plan.

          (b)  Amount of Payroll Deductions.  An Eligible Employee shall
               ----------------------------
designate on the enrollment form the portion of his or her Compensation that he or she elects to have withheld for the purchase of Stock. Such portion shall be a whole percentage of the Eligible Employee's Compensation, but not less than 1% nor more than 12%.

          (c)  Changing Withholding Rate.  If a Participant wishes to change the
               -------------------------
rate of payroll withholding, he or she may do so by filing a new enrollment form with the Company not later than the last working day prior to the commencement of the Participation Period for which such change is to be effec tive.

          (d)  Discontinuing Payroll Deductions.  If a Participant wishes to
               --------------------------------
discontinue employee contributions entirely, he or she may do so by filing a new enrollment form at any time. Payroll withholding shall cease as soon as reasonably practicable after such form has been received by the Company.

          SECTION 5.  WITHDRAWAL FROM THE PLAN.
          ---------   ------------------------

          (a)  Withdrawal.  A Participant may elect to withdraw from the Plan by
               ----------
filing the prescribed form with the Company at any time before the last day of a Participation Period. As soon as reasonably practicable thereafter, payroll deductions shall cease and the entire amount credited to the Partici pant's Plan Account shall be refunded to him or her in cash, without interest. No partial withdrawals shall be permitted.

          (b)  Re-Enrollment After Withdrawal.  A former Participant who has
               ------------------------------
withdrawn from the Plan shall not be a Participant until he or she re-enrolls for a subsequent Participation Period under Section 3(b).

          SECTION 6.  TERMINATION OF EMPLOYMENT AND DEATH.
          ---------   -----------------------------------

          (a)  Termination of Employment.  Termination of employment as an
               -------------------------
Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 5(a). (A transfer from one Participating Company to another shall not be treated as a termination of employment.)

          (b)  Death.  In the event of the Participant's death, the amount
               -----
credited to his or her Plan Account shall be paid to a beneficiary designated by him or her for this purpose on the prescribed form or, if none, to the Participant's estate.

          SECTION 7.  PLAN ACCOUNTS AND PURCHASE OF SHARES.
          ---------   ------------------------------------

          (a)  Plan Accounts.  The Company shall maintain a Plan Account on its
               -------------
books in the name of each Participant. As of each payday in a Participation Period, the amount deducted from the Participant's Compensation shall be credited to the Participant's Plan Account. No interest shall be credited to Plan Accounts.

          (b)  Purchase Price.  The Purchase Price for each share of Stock shall
               --------------
be the lower of (i) 85% of the Fair Market Value of such share on the last trading day before the Participation Period commences or (ii) 85% of the Fair Market Value of such share on the last trading day in the Participation Period.

          (c)  Number of Shares Purchased.  As of the last day of each
               --------------------------
Participation Period, each Participant shall be deemed to have elected to purchase the number of whole shares of Stock calculated in accordance with this Subsection (c), unless the Participant has previously elected to withdraw from the Plan in accordance with Section 5(a). The amount then in the Participant's Plan Account shall be divided by the Purchase Price, and the number of whole shares that results shall be purchased from the Company with the funds in the Participant's Plan Account. The foregoing notwithstanding, no Participant shall purchase more than a maximum of 1,000 shares of Stock with respect to any Participation Period nor shares of Stock in excess of the amounts set forth in Sections 8 and 12(a).

          (d)  Available Shares Insufficient.  In the event that the aggregate
               -----------------------------
number of shares that all Participants elect to purchase during a Participation Period exceeds the maximum number of shares remaining available for issuance under Section 12(a), then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction, the numerator of which is the number of shares that such Participant has elected to purchase and the denominator of which is the number of shares that all Participants have elected to purchase.

          (e)  Issuance of Stock.  Certificates representing the number of
               -----------------
shares of Stock purchased shall be issued as soon as reasonably practicable after the close of the Participation Period. Shares may be registered in the name of the Participant or jointly in the name of the Participant and his or her spouse as joint tenants with right of survivorship or as community property.

          (f)  Unused Cash Balances.  Any amount remaining in the Participant's
               --------------------
Plan Account that represents the Purchase Price for a fractional share shall be carried over in the Participant's Plan Account to the next Participation Period. Any amount remaining in the Participant's Plan Account that represents the Purchase Price for whole shares which could not be purchased under Subsection
(c) above or Section 12(a) shall be refunded to the Participant in cash, without interest.

          SECTION 8.  LIMITATIONS ON STOCK OWNERSHIP.
          ---------   ------------------------------

          Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if:

          (a) Such Participant, immediately after his or her election to purchase such Stock, would own stock possessing more than 5% of the total combined voting power or value of all classes of stock of the Company or any parent or Subsidiary of the Company; or

          (b) Under the terms of the Plan, such Participant's rights to purchase stock under this and all other qualified employee stock purchase plans of the Company or any parent or Subsidiary of the Company would accrue at a rate that exceeds $25,000 of the fair market value of such stock (determined at the time when such right is granted) for each calendar year for which such right or option is outstanding at any time.

Ownership of stock shall be determined after applying the attribution rules of section 424(d) of the Internal Revenue Code of 1986, as amended. For purposes of this Section 8, each Participant shall be considered to own any stock that he or she has a right or option to purchase under this or any other plan, and each Participant shall be considered to have the right to purchase 1,000 shares of Stock under this Plan with respect to each Participation Period.

          SECTION 9.  RIGHTS NOT TRANSFERABLE.
          ---------   -----------------------

          The rights of any Participant under the Plan, or any Participant's interest in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by will or the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by will or the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under
Section 5(a).

          SECTION 10.  NO RIGHTS AS AN EMPLOYEE.
          ----------   ------------------------

          Nothing in the Plan shall be construed to give any person the right to remain in the employ of a Participating Company. Each Participating Company reserves the right to terminate the employment of any person at any time, with or without cause.

          SECTION 11.  NO RIGHTS AS A STOCKHOLDER.
          ----------   --------------------------

          A Participant shall have no rights as a stockholder with respect to any shares that he or she has purchased, or may have a right to purchase, under the Plan until the date of issuance of a stock certificate for such shares.

          SECTION 12.  STOCK OFFERED UNDER THE PLAN.
          ----------   ----------------------------

          (a)  Authorized Shares.  The aggregate number of shares of Stock
               -----------------
available for purchase under the Plan shall be 600,000, subject to adjustment pursuant to this Section 12.

          (b)  Anti-Dilution Adjustments.  The aggregate number of shares of
               -------------------------
Stock offered under the Plan, the 1,000-share limitation described in Section 7(c) and the price of shares that any Participant has elected to purchase shall be adjusted proportionately by the Committee for any increase or decrease in the number of outstanding shares of Stock resulting from a subdivision or consolidation of shares, the pay ment of a stock dividend, any other increase or decrease in such shares effected without receipt or payment of consideration by the Company or the distribution of the shares of a Subsidiary to the Company's stockholders.

          (c)  Reorganizations.  In the event of a dissolution or liquidation of
               ---------------
the Company, or a merger or consolidation to which the Company is a constituent corporation, the Plan shall terminate unless the plan of merger, consolidation or reorganization provides otherwise, and all amounts that have been withheld but not yet applied to purchase Stock hereunder shall be refunded, without interest. The Plan shall in no event be construed to restrict in any way the Company's right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

          SECTION 13.  AMENDMENT OR DISCONTINUANCE.
          ----------   ---------------------------

          The Board of Directors shall have the right to amend, suspend or terminate the Plan at any time and without notice; provided that no Participant's existing rights are adversely affected thereby and that, except as provided in Section 12, any increase in the aggregate number of shares of Stock to be issued under the Plan shall be subject to approval by a vote of the stockholders of the Company.

          SECTION 14.  STOCKHOLDER APPROVAL.
          ----------   --------------------

          (a) Stockholder Approval Required.  The Plan and any rights to
              -----------------------------
purchase shares here under shall be void if the Plan is not approved by the Company's stockholders on or before the earlier of (i) the date of the 1996 annual meeting of the Company's stockholders or (ii) the date 12 months after the adoption of the Plan by the Board of Directors. Until stockholder approval is obtained, all shares purchased under the Plan shall be held in escrow by the Company or its designee as agent for the Participants and spouses who own such shares and shall not be transferable or assignable.

          (b) Stockholder Approval Not Obtained.  In the event that stockholder
              ---------------------------------
approval is not obtained on or before the prescribed date, the Plan shall terminate, all shares then held in escrow shall be repurchased by the Company for an amount equal to the Purchase Price paid by the Participants, and all amounts then held in Plan Accounts shall be refunded to the Participants without interest.

          SECTION 15.  DEFINITIONS.
          ----------   -----------

          (a)  "Board of Directors" means the Board of Directors of the Company,
                ------------------
as constituted from time to time.

          (b)  "Committee" means the Stock Option Committee of the Board of
                ---------
Directors.

          (c)  "Company" means Gensia Sicor Inc., a Delaware corporation.
                -------

          (d)  "Compensation" means the base compensation paid in cash to a
                ------------
Participant by a Participating Company, including salaries and wages, but excluding bonuses, incentive compensation, com missions, overtime pay, moving or relocation allowances, car allowances, imputed income attributable to cars, taxable fringe benefits and similar items, all as determined by the Committee.

          (e)  "Eligible Employee" means any employee of a Participating Company
                -----------------
(i) whose customary employment is for more than five months per calendar year and for more than 20 hours per week and (ii) who has been an employee of a Participating Company for not less than three consecutive months.

          (f)  "Fair Market Value" shall mean the market price of Stock,
                -----------------
determined by the Committee as follows:

          (i) If the Stock was traded over-the-counter on the date in question but was not classified as a national market issue, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted by the NASDAQ system for such date;

          (ii) If the Stock was traded over-the-counter on the date in question and was classified as a national market issue, then the Fair Market Value shall be equal to the closing price quoted by the NASDAQ system for such date;

          (iii) If the Stock was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

          (iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the Western Edition of The Wall Street
                                                          ---------------
Journal.  Such determination shall be conclusive and binding on all persons.
-------

          (g)  "Participant" means an Eligible Employee who elects to
                -----------
participate in the Plan, as provided in Section 3(b).

          (h)  "Participating Company" means the Company and each present or
                ---------------------
future Subsidiary, except Subsidiaries excluded by the Committee.

          (i)  "Participation Period" means a period during which contributions
                --------------------
may be made toward the purchase of Stock under the Plan, as determined pursuant to Section 3(a).

          (j)  "Plan" means this Gensia Sicor Inc. Employee Stock Purchase Plan,
                ----
as amended from time to time.

          (k)  "Plan Account" means the account established for each Participant
                ------------
pursuant to Section 6(a).

          (l)  "Purchase Price" means the price at which Participants may
                --------------
purchase Stock under the Plan, as determined pursuant to Section 7(b).

          (m)  "Stock" means the Common Stock of the Company.
                -----

          (n)  "Subsidiary" means a corporation, 50% or more of the total
                ----------
combined voting power of all classes of stock of which is owned by the Company or by another Subsidiary.

          SECTION 16.  EXECUTION.
          ----------   ---------

          To record the amendment and restatement of the Plan by the Board of Directors on April 17, 1998, the Company has caused its duly authorized officer to affix the corporate name and seal hereto.


                              GENSIA SICOR INC.



                              By      /s/ John W. Sayward
                                 ---------------------------------------------
                                    John W. Sayward
                                    Vice President, Finance,
                                    Chief Financial Officer and Treasurer

                               GENSIA SICOR INC.
                         1997 LONG-TERM INCENTIVE PLAN


     1. Introduction and Purpose of the Plan. The Plan was adopted by the Board on November 12, 1996, and approved by the Company's stockholders February 26, 1997. The Plan is effective as of February 26, 1997. The Plan replaces the Amended and Restated 1990 Stock Plan of Gensia, Inc. (the "1990 Stock Plan"). The Plan was amended by the Board on June 20, 1997 and on April 17, 1998.

          The purpose of the Plan is to promote the interests of Gensia Sicor Inc., and its shareholders by encouraging officers and Key Employees to acquire stock or increase their proprietary interest in the Company. By thus providing the opportunity to acquire Company stock and receive incentive payments, the Company seeks to attract and retain such Key Employees upon whose judgment, initiative, and leadership the success of the Company largely depends.

          The Plan shall be governed by, and construed in accordance with, the laws of the State of California.

     2. Definitions. Whenever the following terms are used in this Plan, they will have the meanings specified below unless the context clearly indicates the contrary.

     (a) "Board of Directors" or "Board" means the Board of Directors of the Company, as constituted from time to time.

     (b) "Change-in-Control" occurs in the following instances (1) a tender or exchange for all or part of Company Common Stock (except an offer by the Company itself); (2) Company shareholder approval of a merger in which the Company does not survive as an independent and publicly owned corporation (except a merger which leaves Company shareholders with substantially the same ownership in the new corporation); (3) Company shareholder approval of a consolidation or sale, exchange or other disposition of all, or substantially all, of the Company's assets; (4) change in the composition of the Board over a two consecutive year period so that individuals who were directors at the beginning of that period no longer constitute a majority of the Board (unless the election or nomination of each new director was approved by at least two-thirds of the directors who had been directors at the beginning of the period and who were still in office at the time of the election or nomination); or (5) the acquisition of sufficient Common Shares such that a person who previously did not own at least 30% of Company Common Shares, thereafter owns at least 30% (except an acquisition by the Company itself, by a subsidiary of the Company or a benefit plan maintained by the Company).

     (c) "Code" means the Internal Revenue Code of 1986, as amended.

     (d) "Committee" means the committee appointed to administer the Plan pursuant to Section 4.

     (e) "Company" means Gensia Sicor Inc., a Delaware corporation.

     (f) "Common Shares" or "Common Stock" means the common shares of Gensia Sicor Inc., and any class of common shares into which such common shares may hereafter be converted.

     (g) "Dividend Equivalent" means the additional amount of Common Stock issued in connection with an Option, as described in Section 14.

     (h) "Eligible Person" means a Key Employee eligible to receive an Incentive Award.

     (i) "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

     (j) "Fair Market Value" means the market price of Common Shares, determined by the Committee as follows:

          (i) If the Common Shares were traded over-the-counter on the date in question but were not traded on the Nasdaq system or the Nasdaq National Market System, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Common Shares are quoted or, if the Common Shares are not quoted on any such system, by the "Pink Sheets" published by the National Quotation Bureau, Inc.;

          (ii) If the Common Shares were traded over-the-counter on the date in question and were traded on the Nasdaq system or the Nasdaq National Market System, then the Fair Market Value shall be equal to the last-transaction price quoted for such date by the Nasdaq system or the Nasdaq National Market System;

          (iii) If the Common Shares were traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

          (iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Commit tee in good faith on such basis as it deems appropriate.

          In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

     (k) "Holder" means a person, estate, trust or entity holding an Incentive Award.

     (l) "Incentive Award" means any Nonqualified Stock Option, Incentive Stock Option, Common Stock, Restricted Stock, Stock Appreciation Right, Dividend Equivalent, Stock Payment or Performance Award granted under the Plan.

     (m) "Incentive Stock Option" means an Option as defined under Section 422 of the Code, including an Incentive Stock Option granted pursuant to Section 8 of the Plan.

     (n) "Key Employee" shall mean (i) any individual who is a common-law employee of the Company or of a Subsidiary, (ii) a member of the Board of Directors, including (without limitation) an Outside Director, or an affiliate of a member of the Board of Directors, (iii) a member of the board of directors of a Subsidi ary and (iv) an independent contractor who performs services for the Company or a Subsidiary. Service as a member of the Board of Directors, a member of the board of directors of a Subsidiary or as an independent contractor shall be considered employment for all purposes of the Plan, except as provided in Sections 5(b) and 6.

     (o) "Nonqualified Stock Option" means an Option other than an Incentive Stock Option granted pursuant to Section 8 of the Plan.

     (p) "Option" means either a Nonqualified Stock Option or Incentive Stock Option.

     (q) "Outside Director" shall mean a member of the Board of Directors who is not a common-law employee of the Company or a Subsidiary.

     (r) "Performance Award" means an award whose value may be linked to stock value, book value, or other specific performance criteria which may be set by the Board of Directors, but which is paid in cash, stock, or a combination of both.

     (s) "Plan" means the 1997 Long-Term Incentive Plan, which may be amended from time to time.

     (t) "Restricted Stock" means Company stock sold or granted to an Eligible Person, which is nontransferable and subject to substantial risk of forfeiture until restrictions lapse.

     (u) "Stock Appreciation Right" or "Right" means a right granted pursuant to
Section 11 of the Plan to receive a number of shares of Common Stock or, in the discretion of the Committee, an amount of cash or a combination of shares and cash, based on the increase in the Fair Market Value or book value of the shares subject to the right.

     (v) "Stock Payment" means a payment in shares of the Common Stock to replace all or any portion of the compensation (other than base salary) that would otherwise become payable to an employee in cash.

     (w) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corpora tion in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

     (x) "Total and Permanent Disability" means that the Holder is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than one year.

     3.   Shares of Common Stock Subject to the Plan.

     (a) Subject to the provisions of Sections 3(c) and 15 of the Plan, the aggregate number of shares of Common Stock that may be issued or transferred pursuant to Incentive Awards or covered by Stock Appreciation Rights unrelated to Options under the Plan shall not exceed 4,000,000, and the number of shares that may be issued or transferred during any 12-month period to any Eligible Person pursuant to an Incentive Award or a Stock Appreciation Right unrelated to an Option shall not exceed 250,000 (or 350,000 in the event of an Option repricing during that 12-month period). Additionally, the number of shares of Common Stock available under the Company's 1990 Stock Plan (whether by forfeiture, termination or nongrant) shall also become available under this Plan.

     (b) The shares to be delivered under the Plan will be made available, at the discretion of the Board of Directors or the Committee, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market.

     (c) If Incentive Awards are forfeited or if Incentive Awards terminate for any other reason before being exercised, then such Incentive Awards shall again become available for award under the Plan. If Stock Appreciation Rights are exercised, then only the number of Common Shares (if any) actually issued in settlement of such Stock Appreciation Rights shall reduce the number of Common Shares available under Section 3(a) and the balance shall again become available for award under the Plan. If Restricted Stock is forfeited, then such Restricted Stock shall again become available for award under the Plan.

     4.   Administration of the Plan.

     (a) The Plan shall be administered by the Committee. The Committee shall consist exclusively of directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy:

          (1) Such requirements, if any, as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

          (2) Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m) of the Code.

The Board shall act on its own behalf with respect to the grant or amendment of Incentive Awards to Outside Directors and may also appoint separate committees of the Board, each composed of one or more officers of the Company who need not be directors of the Company, to administer the Plan with respect to Key Employees who are not "covered employees" under Section 162(m) of the Code and who are not required to report pursuant to Section 16(a) of the Exchange Act.

     (b) The Committee has and may exercise such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. The Committee has authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Incentive Awards may be granted and the number of shares or Rights subject to each award. Subject to the express provisions of the Plan, the Committee also has authority to interpret the Plan, and to determine the terms and provisions of the respective Incentive Award agreements (which need not be identical) and to make all other determinations necessary or advisable for Plan administration. The Committee has authority to prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee will be final, conclusive, and binding upon all parties.

     (c) No member of the Board of Directors or the Committee will be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Incentive and Performance Award under it.

     5.   Eligibility and Date of Grant.

     The date of grant of an Incentive Award will be the date the Committee takes the necessary action to approve the grant; provided, however, that if the minutes or appropriate resolutions of the Committee provide that an Incentive Award is to be granted as of a date in the future, the date of grant will be such future date.

     6. Outside Director Participation. Outside Directors shall receive Option grants under the Plan as described below:

     (a) Upon the conclusion of each regular annual meeting of the Company's shareholders, each incumbent Outside Director who will continue serving as a member of the Board thereafter may receive a grant of a Nonstatutory Option for such number of Common Shares (subject to adjustment under Section 15 and prorated for partial year service) as the Board shall determine in its sole discretion.

     (b) New Outside Directors shall receive a one-time grant of a Nonstatutory Option for a number of Common Shares as determined in the sole discretion of the Board; provided, however, that such grant shall not be made in any calendar year in which the same individual receives an Option under (a) above. Such Option, if any, shall be granted on the date when such Outside Director first joins the Board of Directors of the Company or the board of directors of a Subsidiary.

     (c) Total grants under this Section 6 (less forfeitures) shall not exceed 15% of the maximum number of Common Shares available for grant under Section 3(a) of the Plan (subject to adjustment under Section 15).

     7.   Nonqualified Stock Options.

     The Committee may approve the grant of Nonqualified Stock Options to Eligible Persons, subject to the following terms and conditions:

          (a) The purchase price of Common Stock under each Nonqualified Stock Option may not be less than eighty-five percent (85%) of the Fair Market Value of the Common Stock on the date the Nonqualified Stock Option is granted.

          (b) No Nonqualified Stock Option may be exercised after ten (10) years from the date of grant.

          (c) No fractional shares will be issued pursuant to the exercise of a Nonqualified Stock Option nor will any cash payment be made in lieu of fractional shares.

     8. Incentive Stock Options. The Committee may approve the grant of Incentive Stock Options to Eligible Persons, subject to the following terms and conditions:

          (a) The purchase price of each share of Common Stock under an Incentive Stock Option will be at least equal to the Fair Market Value of a share of the Common Stock on the date of grant; provided, however, that if an employee, at the time an Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (as defined in

     Section 424 of the Code), then the Exercise Price of each share of Common Stock subject to such Incentive Stock Option shall be at least one hundred and ten percent (110%) of the Fair Market Value of such share of Common Stock, as determined in the manner stated above.

          (b) No Incentive Stock Option may be exercised after ten (10) years from the date of grant; provided, however, that if any employee, at the time an Incentive Stock Option is granted to him, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (as defined in Section 424 of the Code), the Incentive Stock Option granted shall not be exercisable after the expiration of five (5) years from the date of grant.

          (c) No fractional shares will be issued pursuant to the exercise of an Incentive Stock Option nor will any cash payment be made in lieu of fractional shares.

     9. Option Rules. The purchase price under each Option may be paid in cash, cash equivalents or notes acceptable to the Committee, by arrangement with a broker which is acceptable to the Committee where payment of the Option price is made pursuant to an irrevocable direction to the broker to deliver all or part of the proceeds from the sale of the Option shares to the Company, by the surrender of shares of Common Stock owned by the Holder exercising the Option and having a Fair Market Value on the date of exercise equal to the purchase price or in any combination of the foregoing. Each Option granted to an Eligible Person shall be exercisable in such manner and at such times as the Committee shall determine. The Committee may modify, accelerate the exercisability of, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of shares and at the same or a different purchase price. The foregoing notwith-standing, no modification of an Option shall, without the consent of the Holder, alter or impair his or her rights or obligations under such Option.

     10. Restricted Stock. The Committee may approve the grant of Restricted Stock related or unrelated to Nonqualified Stock Options or Stock Appreciation Rights to Eligible Persons, subject to the following terms and conditions:

     (a) The Committee in its discretion will determine the purchase price.

     (b) All shares of Restricted Stock sold or granted pursuant to the Plan (including any shares of Restricted Stock received by the Holder as a result of stock dividends, stock splits, or any other forms of capitalization) will be subject to the following restrictions:

          (i) The shares may not be sold, transferred, or otherwise alienated or hypothecated until the restrictions are removed or expire.

          (ii) The Committee may require the Holder to enter into an escrow agreement providing that the certificates representing Restricted Stock sold or granted pursuant to the Plan will remain in the physical custody of an escrow holder until all restrictions are removed or expire.

          (iii) Each certificate representing Restricted Stock sold or granted pursuant to the Plan will bear a legend making appropriate reference to the restrictions imposed on the Restricted Stock.

          (iv) The Committee may impose restrictions on any shares sold pursuant to the Plan as it may deem advisable, including, without limitation, restrictions designed to facilitate exemption from or compliance with the Securities Exchange Act of 1934, as amended, with requirements of any stock exchange upon which such shares or shares of the same class are then listed and with any blue sky or other securities laws applicable to such shares.

     (c) The restrictions imposed under subparagraph (b) above upon Restricted Stock will lapse in accordance with a schedule or other conditions as determined by the Committee, subject to the provisions of Section 17, subparagraph (d).

     (d) Subject to the provisions of subparagraph (b) above and Section 17, subparagraph (d), the Holder will have all rights of a shareholder with respect to the Restricted Stock granted or sold, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

     (e) Notwithstanding the provisions of subparagraph (b) above and Section 17, subparagraph (d), Restricted Stock granted or sold may be held by the trustee of a revocable inter vivos trust (or other trust if such transfer associated therewith does not cause income to be recognized pursuant to Code (S) 83 and if the trust takes subject to the forfeiture provisions of the Restricted Stock), approved by the Company, established in whole or in part by the Holder and/or the Holder's spouse. So long as the Holder is still an employee, transfer to such trust shall not violate the provisions of subparagraph (b) above and ownership by such trust shall not invoke any right or obligation of the Company under Section 17, subparagraph (d).

     11. Stock Appreciation Rights. The Committee may approve the grant of Rights related or unrelated to Options to Eligible Persons, subject to the following terms and conditions:

     (a) A Stock Appreciation Right may be granted

          (i)   at any time if unrelated to an Option;

          (ii) either at the time of grant, or at any time thereafter during the Option term if related to a Nonqualified Stock Option; or

          (iii) only at the time of grant if related to an Incentive Stock
     Option.

     (b) A Stock Appreciation Right granted in connection with an Option will entitle the Holder of the related Option, upon exercise of the Stock Appreciation Right, to surrender such Option, or any portion thereof to the extent unexercised, with respect to the number of shares as to which such Stock Appreciation Right is exercised, and to receive payment of an amount computed pursuant to Section 11(d). Such Option will, to the extent surrendered, then cease to be exercisable.

     (c) Subject to Section 11(g), a Stock Appreciation Right granted in connection with an Option hereunder will be exercisable at such time or times as the Committee in its discretion may determine, and only to the extent that a related Option is exercisable, and will not be transferable except to the extent that such related Option is exercisable.

     (d) Upon the exercise of a Stock Appreciation Right related to an Option, the Holder will be entitled to receive payment of an amount determined by multiplying:

          (i) The difference obtained by subtracting the purchase price of a share of Common Stock specified in the related Option from the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right, by

          (ii) The number of shares as to which such Stock Appreciation Right has been exercised.

     (e) The Committee may grant Stock Appreciation Rights unrelated to Options to Eligible Persons which will be exercisable at such times as the Committee shall determine. Section 11(d) shall be used to determine the amount payable at exercise under such Stock Appreciation Right if Fair Market Value is used, except that Fair Market Value shall not be used if the Committee specifies in the grant of the Right that book value or other measure as deemed appropriate by the Committee is to be used, and the initial share value specified in the award shall be used in lieu of "price of a share of Common Stock specified in the related Option," as provided in Section 11(d).

     (f) Payment of the amount determined under Section 11(d) or (e) may be made solely in whole shares of Common Stock in a number determined at their Fair Market Value on the date of exercise of the Stock Appreciation Right or alternatively, at the sole discretion of the Committee, solely in cash or in a combination of cash and shares as the Committee deems advisable. If the Committee decides to make full payment in shares of Common Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

     (g) The Committee shall, at the time a Stock Appreciation Right is granted, impose such conditions on the exercise of the Stock Appreciation Right as may be required to satisfy the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 (or any other comparable provisions in effect at the time or times in question). In addition, a Stock Appreciation Right granted under the Plan may provide that it will be exercisable only in the event of a Change-in-Control.

     12. Performance Awards. The Committee may approve Performance Awards to Eligible Persons. Such awards may be based on Common Stock performance over a period determined in advance by the Committee or any other measures as determined appropriate by the Committee. Payment will be in cash unless replaced by a Stock Payment in full or in part as determined by the Committee.

     13. Stock Payment. The Committee may approve Stock Payments of Common Stock to Eligible Persons for all or any portion of the compensation (other than base salary) that would otherwise become payable to an employee in cash.

     14. Dividend Equivalents. A Holder may also be granted at no additional cost "Dividend Equivalents" based on the dividends declared on the Common Stock on record dates during the period between the date an Option is granted and the date such Option is exercised, or such other equivalent period, as determined by the Committee. Such Dividend Equivalents shall be converted to additional shares or cash by such formula as may be determined by the Committee.

     Dividend Equivalents shall be computed, as of each dividend record date, both with respect to the number of shares under the Option and with respect to the number of Dividend Equivalent shares previously earned by the Holder (or his successor in interest) and not issued during the period prior to the dividend record date.

     15.  Adjustment Provisions.

     (a) Subject to Section 15(b), if the outstanding shares of Common Stock are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment shall be made in (i) the maximum number and kind of shares provided in Section 3 of the Plan, (ii) the number and kind of shares or other securities subject to the then outstanding Incentive Awards, and (iii) the price for each share or other unit of any other securities subject to then outstanding Incentive Awards without change in the aggregate purchase price or value as to which Incentive Awards remain exercisable or subject to restrictions.

     (b) In addition, upon a Change-in-Control, all Options, Stock Appreciation Rights, and Performance Awards then outstanding under the Plan will be fully vested and exercisable and all restrictions on Restricted Stock will immediately cease. The Committee or any agreement of merger or reorganization may offer the Holder the right to exchange such vested Incentive Awards for fully vested and equivalent value awards under a successor plan.

     16.  General Provisions.

     (a) With respect to any shares of Common Stock issued or transferred under any provision of the Plan, such shares may be issued or transferred subject to such conditions, in addition to those specifically provided in the Plan, as the Committee may direct.

     (b) Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Holder any right to continue in the employ of the Company or any of its Subsidiaries or affect the right of the Company to terminate the employment of any Holder at any time and for any reason.

     (c) No shares of Common Stock will be issued or transferred pursuant to an Incentive Award unless and until all then applicable requirements imposed by federal and state securities and other laws, rules, and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issue of shares pursuant to the grant or exercise of an Incentive Award, the Company may require the Holder to take any reasonable action to meet such requirements.

     (d) No Holder (individually or as a member of a group) and no beneficiary or other person claiming under or through such Holder will have any right, title, or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Incentive Award except as to such shares of Common Stock, if any, that have been issued or transferred to such Holder.

     (e) The Company may make such provisions as it deems appropriate to withhold any taxes which it determines it is required to withhold in connection with any Incentive or Performance Award.

     (f) No Incentive Award and no right under the Plan, contingent or otherwise, will be assignable or subject to any encumbrance, pledge (other than a pledge to secure a loan from the Company), or charge of any nature except that, under such rules and regulations as the Company may establish pursuant to the terms of the Plan, a beneficiary may be designated with respect to an Incentive Award in the event of death of a Holder of such Incentive Award. If such beneficiary is the executor or administrator of the estate of the Holder of such Incentive Award, any rights with respect to such Incentive Award may be transferred to the person or persons or entity (including a trust) entitled thereto under the will of the Holder of such Incentive Award, or, in the case of intestacy, under the laws relating to intestacy. Except as determined by the Committee, no Incentive Award shall be transferable by any Eligible Person other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. In considering transferability of an Incentive Award, the Committee may also consider the registration limitation of SEC Form S-8 and on that basis may in its discretion determine whether to prohibit transferability, permit alternative registration of the Incentive Award, treat the Incentive Award as SEC Rule 144 "restricted stock," or take such other measures as the Committee deems appropriate.

     (g) The Committee may permit a Holder to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Common Stock that otherwise would be issued to him or her or by surrendering all or a portion of any Common Stock that he or she previously acquired. Such Common Stock shall be valued at its Fair Market Value on the date when taxes otherwise would be withheld in cash. Any payment of taxes by assigning Common Stock to the Company may be subject to restrictions, including any restrictions required by rules of the Securities and Exchange Commission.

     (h) All Incentive Awards shall become 100% vested in the event of death or total and permanent disability.

     17.  Amendment and Termination.

     (a) The Board of Directors may, in its discretion, amend, suspend, or terminate the Plan at any time. An amendment of the Plan shall be subject to the approval of the Company's shareholders to the extent it affects the application of the accelerated vesting provisions herein, Section 15, or to the extent required by applicable laws, regulations and or rules.

     (b) The Committee may, with the consent of a Holder, make such modifications in the terms and conditions of the Incentive Award as it deems advisable or cancel the Incentive Award (with or without consideration) with the consent of the Holder.

     (c) No amendment, suspension, or termination of the Plan will, without the consent of the Holder, alter, terminate, impair, or adversely affect any right or obligation under any Incentive Award previously granted under the Plan.

     (d) In the event a Holder of Restricted Stock ceases to be an employee, all such Holder's Restricted Stock which remains subject to substantial risk of forfeiture at the time his or her employment terminates will be repurchased by the Company at the original price at which such Restricted Stock had been purchased unless the Committee determines otherwise.

     (e) In the event a Holder of a Performance Award ceases to be an employee, all such Holder's Performance Awards will terminate except in the case of retirement, death, or Total and Permanent Disability. The Committee, in its discretion, may authorize full or partial payment of Performance Awards in all cases involving retirement, death, or permanent and total disability.

     (f) The Committee may in its sole discretion determine, with respect to an Incentive Award, that any Holder who is on unpaid leave of absence for any reason will be considered as still in the employ of the Company, provided that rights to such Incentive Award during an unpaid leave of absence will be limited to the extent to which such right was earned or vested at the commencement of such leave of absence.

     18. Effective Date of Plan and Duration of Plan. This Plan will become effective upon approval by the shareholders of the Company within twelve (12) months following the date of its adoption by the Board of Directors. Unless previously terminated by the Board of Directors, the Plan will terminate ten
(10) years after its approval by the shareholders of the Company.

                               GENSIA SICOR INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                      FOR ANNUAL MEETING ON JUNE 15, 1998

  JOHN W. SAYWARD and WESLEY N. FACH, or each of them, each with the power of substitution, are hereby authorized to represent as proxies and vote all shares of stock of Gensia Sicor Inc. (the "Company") the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 19 Hughes, Irvine, California on June 15, 1998 at 1:30 p.m. or at any postponement or adjournment thereof, and instructs said proxies to vote as follows:

Shares represented by this proxy will be voted as directed by the stockholder. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE FOR THE ELECTION OF THE FOUR NOMINEES FOR CLASS III DIRECTOR AND FOR ITEMS 2, 3 AND 4.

                 (continued and to be signed on reverse side)

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE FOUR NOMINEES FOR CLASS III DIRECTOR AND FOR ITEMS 2, 3 AND 4.

                                                        Please mark  [X]
                                                        your votes as
                                                        indicated in
                                                        this example





                                                                                FOR                   WITHHOLD
                                                                          all nominees listed         AUTHORITY
                                                                            below (except as        to vote for all
                                                                       marked to the contrary)    nominees listed below


1. ELECTION OF DIRECTORS

   Nominees:            Frank C. Becker         Herbert J. Conrad
                        David F. Hale           John W. Sayward





(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


                                                        FOR           AGAINST          ABSTAIN
2.  To approve the amendment and restatement of
    the ESPP:
                                                        FOR           AGAINST          ABSTAIN

3. To approve the amendment and restatement of the 1997 Stock Plan:

                                                        FOR           AGAINST          ABSTAIN

4. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors:


5. In their discretion, upon such other business as may properly come before the meeting




PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.


Signature(s)                                            Dated:   , 1998
Please sign exactly as your name or name(s) appear on this proxy. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held jointly, each holder should sign.

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